UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934  (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

EVERTEC, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting

of Stockholders and

2015 Proxy Statement

April 16, 2015

EVERTEC, Inc.

Road 176, Km. 1.3

San Juan, Puerto Rico 00926

April 16, 2015

Dear Stockholder:

On behalf of the Board of Directors (the “Board”) of EVERTEC, Inc. (the “Company”), we are pleased to invite you to attend the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Condado Vanderbilt Hotel—Luchetti Meeting Room, 1055 Ashford Avenue, San Juan, Puerto Rico 00907, on Friday, May 29, 2015 at 9:00 a.m. Puerto Rico Time.

The accompanying notice of the meeting and proxy statement describe the matters to be acted upon at the Annual Meeting.

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting in person, please submit your proxy or voting instructions over the telephone, the Internet or by mail as soon as possible to ensure that your shares are represented at the Annual Meeting and your vote is properly recorded.

We look forward to seeing you at the Annual Meeting and appreciate your continued support.

Sincerely,

Frank G. D’Angelo

Chairman of the Board of Directors

EVERTEC, INC.

Road 176, Km. 1.3

San Juan, Puerto Rico 00926

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	Friday, May 29, 2015, at 9:00 a.m. Puerto Rico Time

PLACE	Condado Vanderbilt Hotel—Luchetti Meeting Room 1055 Ashford Avenue San Juan, Puerto Rico 00907

ITEMS OF BUSINESS

To address the following proposals:

1.      Election of the Directors named in the Proxy Statement for the coming year;

2.      Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm;

3.      Advisory Vote on Executive Compensation;

4.      Advisory Vote on the Frequency of the Executive Compensation Advisory Vote;

and to transact such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

RECORD DATE	Owners of record at the close of business on March 31, 2015 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

Your vote is important to us. Please exercise your stockholder right to vote.

Important Notice Regarding the Availability of Proxy Materials

for the 2015 Annual Meeting of Stockholders to be Held on May 29, 2015:

The Company’s Proxy Statement and Annual Report are available at:

www.proxyvote.com

By Order of the Board of Directors,

Arturo Díaz-Abramo

Secretary

April 16, 2015

    EVERTEC, Inc. - 2015 Proxy Statement    i

ii    EVERTEC, Inc. - 2015 Proxy Statement

PROXY SUMMARY

Introduction

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

2015 Annual Meeting of Stockholders

Date:

Friday, May 29, 2015

Time:

9:00 a.m. Puerto Rico Time

Location:

Condado Vanderbilt Hotel—Luchetti Meeting Room

1055 Ashford Avenue

San Juan, Puerto Rico 00907

Record Date:

March 31, 2015

Voting:

Stockholders as of the record date may cast their vote in the following ways:

Internet	Phone	Mail	In Person

Visit www.proxyvote.com. You will need the 12 digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 12 digit number included in your proxy card or notice.	Send your completed and signed proxy card to the address on your proxy card.	If you plan to vote in person, you will need to bring a government-issued photo ID and proof of your ownership of EVERTEC, Inc. stock as of the record date.

    EVERTEC, Inc. - 2015 Proxy Statement    1

PROXY SUMMARY

Voting Proposals

	Board Recommendation	Page
Proposal 1: Election of Directors		18
Frank G. D’Angelo	FOR	19
Morgan M. Schuessler, Jr.	FOR	20
Olga Botero	FOR	20
Jorge Junquera	FOR	21
Teresita Loubriel	FOR	21
Néstor O. Rivera	FOR	22
Alan H. Schumacher	FOR	22
Brian J. Smith	FOR	23
Thomas W. Swidarski	FOR	23
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	24
Proposal 3: Advisory Vote on Executive Compensation	FOR	45
Proposal 4: Advisory Vote on the Frequency of the Executive Compensation Advisory Vote	FOR 1 year	46

2014 Performance Highlights

In 2014, the Merchant Acquiring and Payment Processing segments continued to grow, driving growth in total revenues to $361.1 million, for an increase of 1%. The Business Solutions segment slowed in the year, driven almost entirely by a reduction in hardware and software sales. Highlights for 2014 include:

•	Merchant Acquiring revenues increased $5.5 million or 7% compared with 2013. The revenue growth was primarily the result of an increase in transaction volumes of 19.44 million.

•	Payment Processing revenues grew $5.3 million or 5% compared with 2013. Revenue growth was driven mainly by an increase of $3.0 million in our card products business resulting from higher accounts on file due to new customer additions in our Latin America operations, and by an increase in ATH and POS network and processing transactions.

•	Business Solutions revenues decreased $7.7 million or 4% compared with 2013. The decrease was almost entirely attributable to a decline in hardware and software sales of $10.3 million, partially offset by an increase in demand for core banking and other services of $2.7 million.

$182.8 Million	Adjusted EBITDA (vs. $177.7 Million in 2013)

$130.0 Million	Adjusted Net Income (vs.121.3 Million in 2013)

$1.65	Adjusted Net Income per diluted share (vs.$1.49 in 2013)

•	Total operating costs and expenses for the year ended December 31, 2014 were $263.8 million, a decrease of $8.5 million or 3% compared with 2013.

2    EVERTEC, Inc. - 2015 Proxy Statement

PROXY SUMMARY

•	Selling, general and administrative expenses increased $2.5 million or 6% compared with 2013. The increase was due mainly to non-recurring expenses included in 2014 of $7.9 million associated to the CEO succession and acceleration of vesting of certain stock options, and $1.1 million in professional expenses related to the debt offering that was withdrawn. This increase was partially offset by a $3.1 million non-cash charge taken in connection with the vesting of all Tranche B and C stock options and a $2.7 million one-time expense related to the secondary offerings completed in 2013.

•	Income from operations increased $11.6 million or 14% compared with 2013.

Detailed financial information for the Company and its subsidiaries for the fiscal year ended December 31, 2014 is included in the Annual Report that is being provided to the Company’s stockholders together with this Proxy Statement. The Annual Report and this Proxy Statement are also available at www.proxyvote.com.

Leadership Transition

Throughout 2014 and up until as recently as April 1, 2015, the Company has undergone significant changes within its leadership composition.

Since our last annual meeting, the Nominating and Corporate Governance Committee has coordinated with a professional search firm to successfully identify candidates with the qualifications and characteristics suitable to fill the vacancies on our Board, focusing on director candidates with expertise in the payments industry and Latin American markets. Highlights of these changes include:

•	In September 2014, Olga Botero joined the Board. Ms. Botero is a native of Colombia and has more than 20 years of experience in leadership roles in financial services, telecommunications and technology sectors in Colombia and throughout Latin America.

•	Thomas W. Swidarski, a seasoned senior executive with deep knowledge in the financial services and payments industries, joined the Board in December 2014.

•	In February 2015, Brian J. Smith joined our Board. Mr. Smith resides in Mexico and has substantial managerial experience in Latin America.

•	Jorge Junquera, a member of our Board since April 2012, retired from Popular, Inc. at the end of February 2015, and has since then continued to provide the Board with valuable insight and experience as an independent director.

In addition to the changes to the composition of our Board of Directors, the following changes occurred within the Company’s senior management:

•	In February 2014, Arturo Díaz-Abramo joined the Company as its General Counsel, Corporate Secretary and Senior Vice President in charge of the Company’s Legal and Compliance Division. Mr. Díaz-Abramo is a corporate and securities law attorney with close to 20 years of experience in corporate governance, mergers and acquisitions, public and private securities issuances and litigation matters.

•	In October 2014, Alan I. Cohen joined the Company as Executive Vice President of Communications and Marketing and Head of Investor Relations. Mr. Cohen has more than 25 years of experience in sales, marketing, investor relations and public relations and is currently in charge of managing the Company’s Enterprise Risk Management Program.

•	In the fourth quarter of 2014, Morgan M. Schuessler, Jr. was appointed President and Chief Executive Officer of the Company and its wholly owned subsidiary, EVERTEC Group, LLC, effective April 1, 2015. Mr. Schuessler brings to the Company over 20 years of payment industry leadership experience and currently serves as the Company’s Management Director on our Board.

•	Effective December 31, 2014, Peter Harrington resigned from the position of President and Chief Executive Officer, as well as Management Director of the Company’s Board of Directors.

•	Frank G. D’Angelo, Chairman of the Board since February 2014, and a director since September 2013, was appointed the Company’s Interim Chief Executive Officer from January 1, 2015 to March 31, 2015.

    EVERTEC, Inc. - 2015 Proxy Statement    3

PROXY SUMMARY

•	During Mr. D’Angelo’s tenure as Interim Chief Executive Officer, the Board appointed Alan H. Schumacher, a member of the Board since April 2013, as Interim Lead Independent Director to preside over executive sessions of our independent directors.

Although changes in any company’s leadership often present challenges and uncertainties, both management and the Board agree that this transition period was met with positive attitudes and a deep desire by all to establish the right mix of individuals that, as a group, will provide the Company with the experience and industry knowledge necessary to continue meeting its business objectives.

Executive Compensation

In 2014, EVERTEC’s Compensation Committee, in consultation with an independent compensation consulting firm, reviewed the Company’s entire executive compensation program to better align it with the programs found at other publicly traded peers.

The objectives of the review were to:

•	Link the compensation programs to the long-term objectives of the Company

•	Provide clear and direct goals for the Company’s management team

•	Ensure that compensation levels are (1) competitive for the executives, (2) reasonable with respect to stockholder dilution and (3) affordable to the Company

Working with the independent compensation consultant, the Compensation Committee:
•	Developed a peer group of companies for compensation and plan practice comparisons comprised of similar businesses in the U.S., and also reviewed publicly traded businesses in Puerto Rico as an additional reference
•	Established total compensation targets for the NEOs and other top executives
•	Restructured the annual cash bonus plan to establish new goals, payment schedules and the mix of individual and Company goals for different levels of the Company’s management
•	Revised the mix of 2015 long-term incentive awards; the mix includes both the award of time-based restricted stock units (RSUs) for retention and performance-based RSUs to link top executives to critical future growth goals
•	Formalized the Company’s stock ownership guidelines

Through the adoption and implementation of these changes, the Compensation Committee believes that the Company’s executive compensation program fully supports the Company’s business plan for the future.

4    EVERTEC, Inc. - 2015 Proxy Statement

EVERTEC, INC.

Road 176, Km. 1.3

San Juan, Puerto Rico 00926

PROXY STATEMENT FOR THE 2015

ANNUAL MEETING OF STOCKHOLDERS

General

The enclosed proxy, which was first mailed to stockholders on or about April 16, 2015, is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of EVERTEC, Inc., a Commonwealth of Puerto Rico corporation (“we,” “us,” “our,” “EVERTEC” and the “Company”), for use at the 2015 Annual Meeting of Stockholders to be held on May 29, 2015 (the “Annual Meeting”), and any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m. Puerto Rico Time, at the Condado Vanderbilt Hotel—Luchetti Meeting Room located at 1055 Ashford Avenue, San Juan, Puerto Rico 00907.

Record Date and Shares Outstanding

The close of business on March 31, 2015 has been fixed as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 77,443,004 shares of our common stock, $0.01 par value per share (the “Common Stock”).

Quorum

In order for the Company to conduct the Annual Meeting, the holders of a majority of the outstanding shares of Common Stock eligible to vote at the meeting must be represented in person or by proxy at the Annual Meeting. This is referred to as a quorum. Votes cast in person or by proxy at the Annual Meeting will be received and tabulated by a representative of The Carideo Group, the Inspector of Elections appointed for the meeting. The Inspector of Elections will determine whether or not a quorum is present. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A “broker non-vote” occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares. For further discussion of broker non-votes, see “—Required Votes / Effect of Abstentions and Broker Non-Votes.”

Voting of Proxies

If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. Shares of Common Stock represented by properly executed proxies, duly returned and not revoked, will be voted in accordance with the instructions contained therein. Except as discussed below with regard to shares held in “street name” by a bank or broker, if no instruction is indicated on the proxy, the shares of Common Stock represented thereby will be voted as follows:

1.	FOR the director nominees for election of directors of the Company listed herein (Proposal 1);

    EVERTEC, Inc. - 2015 Proxy Statement    5

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

2.	FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2015 (Proposal 2);

3.	FOR the approval through an advisory vote of the compensation paid to the Company’s named executive officers (Proposal 3);

4.	FOR the approval through an advisory vote of an annual frequency of future advisory votes on executive compensation (Proposal 4); and

5.	at the discretion of the person or persons voting the proxy, with respect to any other matter that may properly be brought before the Annual Meeting.

The execution of a proxy will in no way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Voting of Shares

Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting. All shares entitled to vote and represented in person or by valid proxies received by telephone, Internet or mail will be voted at the Annual Meeting in accordance with the instructions indicated in those proxies.

Required Votes / Effect of Abstentions and Broker Non-Votes

The vote required for approval of each matter to be voted on is as set forth in the table below. Also, under certain circumstances, banks, brokers or other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee (a “broker non-vote”). In these cases, and in cases where the stockholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank, broker or other nominee has authority to vote its shares on uninstructed matters is determined by the New York Stock Exchange (“NYSE”) rules. The following sets forth the effect of abstentions and broker non-votes on each matter to be voted on:

Proposal	Vote Required	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
Election of Directors	Plurality of votes cast	FOR or WITHHOLD for any or all nominees	No effect	No	No effect

Ratification of Appointment of Independent Registered Accounting Firm	Majority of shares present in person or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	Yes	Not applicable

Advisory Vote on Executive Compensation Matters (Say on Pay)	Majority of shares present in person or represented by proxy and entitled to vote	FOR, AGAINST or ABSTAIN	Treated as a vote “AGAINST” the proposal	No	No effect

Advisory Vote on the Frequency of Say on Pay Votes	Majority of shares present in person or represented by proxy and entitled to vote	1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN	Treated as not expressing a preference	No	No effect

6    EVERTEC, Inc. - 2015 Proxy Statement

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

How You Can Vote

Vote in Person

If you hold shares in your own name, you may vote by proxy or in person at the Annual Meeting. If you wish to vote your shares in person at our Annual Meeting, you may either bring your proxy card or Notice of Internet Availability to the meeting or request a ballot at the meeting. Remember to bring a government-issued photo ID.

If your shares of Common Stock are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares evidencing that you were a holder of shares as of the Record Date and present that proxy and proof of identification at the Annual Meeting. To vote by proxy, you may select one of the following options:

Vote by Internet

You can vote your shares on the Internet until 11:59 p.m. (AST) on May 28, 2015. The website for Internet voting (www.proxyvote.com) is shown on your proxy card or Notice of Internet Availability, as applicable. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card if you received one. You can also vote your shares on the Internet by scanning the QR code shown on your proxy card or Notice of Internet Availability, as applicable, with your mobile device.

Vote by Telephone

You can vote your shares by telephone until 11:59 p.m. (AST) on May 28, 2015 by calling the toll-free telephone number (at no cost to you) shown on your proxy card or Notice of Internet Availability, as applicable. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the stockholders by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card if you received one.

Vote by Mail

If you received your proxy materials by mail, simply mark your proxy card, date and sign it, and return it using the postage-paid envelope provided. In order for your votes to be included in the final tallies, your proxy card must be received by the date and time of the Annual Meeting.

Revocation of Proxies

If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. If you hold shares of Common Stock in your own name and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (1) signing another proxy card with a later date or a notice of revocation and returning it to us prior to the Annual Meeting (Attention: Secretary, Road 176, Km. 1.3, San Juan, Puerto Rico 00926); (2) voting again by telephone or on the Internet before 11:59 p.m. (AST) on May 28, 2015; or (3) attending the Annual Meeting in person and casting a ballot.

If your shares of Common Stock are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

    EVERTEC, Inc. - 2015 Proxy Statement    7

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Voting Results

The preliminary voting results will be announced at the Annual Meeting and published within four business days after they are known in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”), and any additional solicitation materials furnished to the stockholders. The original solicitation of proxies may be supplemented by a solicitation by mail, in person, by telephone, or by other electronic means by a proxy solicitor contracted by the Company, whose fees will be paid for by the Company, and directors, officers or employees of the Company, who will not receive any additional compensation for such services.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” provides extra convenience for stockholders and cost savings for us. The Company and some brokers household proxy materials, delivering a single Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold Common Stock directly. Requests in writing should be addressed to: EVERTEC, Inc., Road 176, Km. 1.3, San Juan, Puerto Rico 00926, Attention: Secretary. Requests may also be made by calling the Secretary at (787) 759-9999 ext. 4706.

8    EVERTEC, Inc. - 2015 Proxy Statement

CORPORATE GOVERNANCE

Overview

The Company’s business affairs are conducted under the direction of the Company’s Board of Directors (the “Board”) in accordance with the Puerto Rico General Corporation Law of 2009, as amended, the Company’s Charter, and Amended and Restated By-Laws (the “By-Laws”). Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Board Composition

Our Board is currently comprised of nine directors. Messrs. Junquera and Rivera and Ms. Loubriel were originally nominated to the Board by Popular, Inc. (“Popular”) under its director nominee rights granted by the Stockholder Agreement, as amended, by and among the Company, Popular and the other stockholders party thereto (the “Stockholder Agreement”). Messrs. D’Angelo and Schumacher were originally nominated to the Board by Apollo Management, LLP under its director nominee rights granted by the Stockholder Agreement.

In accordance with the Stockholder Agreement, if there are any vacancies on our Board, then a committee consisting of our entire Board (other than any directors who are to be replaced because Popular has lost the right to nominate them) has the right to nominate the individuals to fill such vacancies, which nominees must be reasonably acceptable to Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding Common Stock.

As of the Record Date, the Board was in compliance with the NYSE rules with respect to maintaining the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee comprised entirely of independent directors. The Board has determined that each of Mr. D’Angelo, Mr. Schumacher, Mr. Swidarski, Mr. Smith, Mr. Junquera, Ms. Loubriel and Ms. Botero is an independent director, in accordance with the criteria set forth in the NYSE rules.

As described in more detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement, as of the Record Date, Popular has nominated Mr. Rivera and Ms. Loubriel as members of the Board pursuant to its director nominee rights granted by the Stockholder Agreement. Popular, therefore, has the power to significantly influence the election of directors at our annual meetings. Except for certain exceptions described in the Stockholder Agreement and subject to applicable law, Popular’s designees may only be removed by Popular.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant.

Based on its most recent review of the Company’s leadership structure, the Board continues to believe that its current leadership structure is optimal for the Company because it provides the Company with strong and consistent leadership. In considering its leadership structure, the Board has taken a number of factors into account. A number of Board and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of the Company’s and our executive officers’ performance, provide substantial independent oversight of our management’s performance. The Board has the ability to change its structure, subject to any limitations under the Stockholder Agreement, should that be deemed appropriate and in the best interests of the Company and its stockholders.

    EVERTEC, Inc. - 2015 Proxy Statement    9

CORPORATE GOVERNANCE

The Board has determined that the appropriate leadership structure for the Board at this time is for Mr. D’Angelo to serve as Chairman of the Board. As Chairman, Mr. D’Angelo (i) presides at all meetings of the stockholders and the Board, including executive sessions of the independent directors; (ii) approves information sent to the Board; (iii) approves meeting agendas for the Board; (iv) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) has the authority to call meetings of the independent directors; (vi) if requested by major stockholders, ensures that he is available for consultation and direct communication; and (vii) performs such other duties, and exercises such powers, as from time to time shall be prescribed by the Board.

The Board believes that a board with a majority of independent directors that meets regularly in executive session, with an independent chairperson, provides an optimal leadership structure for the Company and the Board.

The Company’s current policy is to maintain the offices of Chairman of the Board and Chief Executive Officer (“CEO”) separate. The Board believes that this issue is part of the succession planning process. The Board will periodically make a determination as to the appropriateness of this policy in connection with the recruitment and succession of the Chairman of the Board and/or the CEO.

Board Committees

The Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is composed entirely of independent directors. The following table sets forth the current composition of each of these committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent	Financial Expert	Risk Management Experience
Frank G. D’Angelo		■		■		■
Olga Botero	■		■	■		■
Jorge Junquera	■		■	■	■	■
Teresita Loubriel	■	Chairwoman		■	■	■
Alan H. Schumacher	Chairman		■	■	■	■
Brian J. Smith		■		■	■	■
Thomas W. Swidarski		■	Chairman	■	■	■

Audit Committee

Our Audit Committee acts pursuant to a written charter (as amended and restated) adopted by the Board, a copy of which is available free of charge on the Company’s website at www.evertecinc.com in the “Investor Relations” section under the headings “Corporate Information” and “Governance Documents.” As indicated in the above chart, our Board has determined that Mr. Schumacher, Mr. Junquera and Ms. Loubriel each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As indicated above, each of the members of our Audit Committee qualifies as independent, as defined in Rule 10A-3 of the Exchange Act and under the NYSE rules. Pursuant to our Audit Committee Charter and our By-Laws, our Audit Committee must consist of at least three board members who must meet at least four times a year, including once every fiscal quarter.

Our Audit Committee met nine times during the fiscal year ended December 31, 2014. During such period, each member of the Audit Committee attended 100% of the meetings. In compliance with the NYSE rules, the Board made a formal determination that the simultaneous service on more than three audit committees of public companies by Mr. Schumacher does not impair his ability to serve on our Audit Committee nor does it represent or in any way create a conflict of interest for the Company.

10    EVERTEC, Inc. - 2015 Proxy Statement

CORPORATE GOVERNANCE

The Audit Committee assists the Board in its oversight of (i) our financial reporting process, with respect to the integrity of our financial statements and our internal controls over financial reporting; (ii) our independent registered public accounting firm’s qualifications, independence and performance; (iii) the performance of our internal audit function; (iv) our management policies regarding risk assessment and management; and (v) our compliance with laws and regulations. The Audit Committee also is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and the establishment of procedures for handling complaints.

Compensation Committee

Our Compensation Committee acts pursuant to a written charter (as amended and restated) adopted by the Board, a copy of which is available free of charge on the Company’s website at www.evertecinc.com in the “Investor Relations” section under the headings “Corporate Information” and “Governance Documents.” As indicated above, each of the members of our Compensation Committee qualifies as independent under the NYSE rules. Pursuant to our Compensation Committee Charter and our By-Laws, our Compensation Committee must consist of at least three board members who meet at least once a year. The Compensation Committee reviews and recommends policy relating to the compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the CEO and other senior officers, evaluating the performance of these officers in light of those goals and objectives and reviewing and approving the compensation of these officers based on such evaluations. The Compensation Committee also produces a report on executive officer compensation as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K.

Our Compensation Committee met 14 times during the fiscal year ended December 31, 2014. Each member of the Compensation Committee during such period attended at least 75% of the meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee acts pursuant to a written charter (as amended and restated) adopted by the Board, a copy of which is available free of charge on the Company’s website at www.evertecinc.com in the “Investor Relations” section under the headings “Corporate Information” and “Governance Documents.” As indicated above, each of the members of our Nominating and Corporate Governance Committee qualifies as independent under the NYSE rules. Pursuant to our Nominating and Corporate Governance Committee Charter and our By-Laws, our Nominating and Corporate Governance Committee must consist of at least three board members who meet at least once a year. The responsibilities of our Nominating and Corporate Governance Committee include (i) assisting the Board in identifying individuals qualified to serve as members of the Board; recommending to the Board the director nominees for the next annual stockholders meeting—in each case subject to the terms of the Stockholder Agreement; (ii) reviewing and recommending to the Board a set of corporate governance guidelines; and (iii) leading the Board in its review of the performance of the Board and Board committees. For a further description of our director nomination process under our Stockholder Agreement, see “—Certain Relationships and Related Transactions—Related-Party Transactions in Connection with the Closing of the Merger—Stockholder Agreement—Director Nomination Rights.”

Our Nominating and Corporate Governance Committee met ten times during the fiscal year ended December 31, 2014. Each member of the Nominating and Corporate Governance Committee during such period attended at least 75% of the meetings.

Other Committees

Our By-Laws provide that our Board may establish one or more additional committees. The Stockholder Agreement provides that, unless otherwise prohibited by applicable law, regulation or the NYSE rules (including the independence requirements described above), Popular has the right to representation on each committee of the Board in the same proportion as the number of directors, if any, nominated by it bears to the total number of directors—for so long as Popular owns, together with its affiliates, at least 5% of our outstanding Common Stock.

    EVERTEC, Inc. - 2015 Proxy Statement    11

CORPORATE GOVERNANCE

Since 2013, the Board has delegated certain matters to the Executive Management Committee which acts pursuant to a written charter adopted by the Board, a copy of which is available free of charge on the Company’s website at www.evertecinc.com in the “Investor Relations” section under the headings “Corporate Information” and “Governance Documents.” The Executive Management Committee is comprised entirely of members of the Company’s senior management (as published on the Company’s website from time to time) and such other officers of the Company as the CEO deems necessary or advisable for the proper conduct of the business of the Company.

Executive Officers

Currently, the Company’s executive officers include the following:

Name & Title	Biography
Morgan M. Schuessler, Jr. President & CEO

Morgan M. “Mac” Schuessler, Jr., age 44, has been our President and Chief Executive Officer since April 2015. Mr. Schuessler has over 20 years of payment industry leadership experience. He has served as President of International for Global Payments Inc. (NYSE: GPN, “Global Payments”), one of the world’s leading payment processing providers, overseeing the company’s businesses outside of the Americas since 2012.

From 2008 to 2012, Mr. Schuessler served as Global Payments’ Executive Vice President and Chief Administrative Officer with responsibility for the company’s global operations, human resources, corporate marketing and communications, real estate services and money transfer business.

Prior to joining Global Payments, Mr. Schuessler served in several leadership positions with American Express, Inc. including Vice President, Global Purchasing Solutions, with responsibility for managing the company’s purchasing card business globally. Additionally, he served in various sales, marketing, strategy and product management positions. Mr. Schuessler was a member of Visa’s Senior Client Council and the UnionPay International Member Council, the international division of China UnionPay (CUP). He holds a bachelor’s degree from New York University and a Master of Business Administration from Emory University’s Goizueta Business School where he currently serves on the Executive Committee of the Dean’s Advisory Board.

Juan J. Román Executive Vice President and Chief Financial Officer

Juan J. Román, age 50, has been our Executive Vice President and Chief Financial Officer since April 2012, and EVERTEC Group’s Executive Vice President and Chief Financial Officer since August 2011. Before joining the Company, he served as Vice President of Finance and Chief Financial Officer of Triple-S Management Corporation (NYSE: GTS), a provider of managed care and related products, since 2002. From 1996 to 2002, Mr. Román held numerous positions with Triple-S Management Corporation and its subsidiaries. Prior to that, Mr. Román worked at KPMG LLP from 1987 to 1995.

Mr. Román received his Bachelor of Business Administration in Accounting, from the University of Puerto Rico. He is a Certified Public Accountant and a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of Certified Accountants. Mr. Román is also a board member of the Puerto Rico Chapter of the Muscular Dystrophy Association. While working at Triple-S Management Corporation, he received the Distinguished CPA award from the Puerto Rico College of CPA’s.

12    EVERTEC, Inc. - 2015 Proxy Statement

CORPORATE GOVERNANCE

Name & Title	Biography
Philip E. Steurer Executive Vice President and Chief Operating Officer

Philip E. Steurer, age 46, has been our and EVERTEC Group’s Executive Vice President and Chief Operating Officer since August 2012. Before joining the Company, Mr. Steurer worked for over 11 years at First Data Corporation, holding various positions, such as Senior Vice President, Latin America and Caribbean from 2003 to 2012, and Vice President and General Manager at PaySys Intl. (a subsidiary of First Data Corporation) from 2001 to 2003. Prior to that, his experience includes serving as Unit Manager of Credit Services at Sears Roebuck & Company, Senior Manager of the Card Processing Center of EDS Africa, Ltd., Manager of Contract Administration at Electronic Data Systems, as well as an Assistant Bank Examiner at the Federal Deposit Insurance Corporation.

Mr. Steurer holds a Master of Business Administration in Finance from Indiana University, Bloomington, Indiana and a Bachelor of Business Administration in Finance from the University of Notre Dame, South Bend, Indiana.

Miguel Vizcarrondo Executive Vice President – Payment Services

Miguel “Mike” Vizcarrondo, age 42, has been our Executive Vice President and Head of Merchant Acquiring and Payment Processing (which includes ATM and POS processing and the ATH Network) since April 2012 and EVERTEC Group’s Executive Vice President and Head of Merchant Acquiring and Payment Processing since February 2012. Before joining the Company in September 2010 as EVERTEC Group’s Senior Vice President and Head of Merchant Acquiring, Mr. Vizcarrondo was with Banco Popular of Puerto Rico for 14 years where he served as Senior Vice President of Merchant Acquiring Solutions from 2006 until 2010, Vice President of Corporate Banking from 2000 to 2006 and as Portfolio Manager of the Treasury Division from 1996 to 2000.

Mr. Vizcarrondo received his Bachelor of Science in Management, with a concentration in Finance, from Tulane University in New Orleans, Louisiana.

He is a former president of the Puerto Rico Association for Financial Professionals, has served on VISA Latin America Acquirer and Emerging Payments Committees and is a Director of the Puerto Rico Pee Wee Football League. Mr. Vizcarrondo has received numerous acknowledgements including a 40 Under 40 award from Caribbean Business in 2012 and a People to Watch recognition from Caribbean Business in 2011.

Carlos J. Ramírez Executive Vice President – Business Solutions

Carlos J. Ramírez, age 53, has been our Executive Vice President and Head of Business Solutions since April 2012 and EVERTEC Group’s Executive Vice President and Head of Business Development since 2004. Before joining the Company in April 2004, Mr. Ramírez was with GM Group, Inc. for 21 years holding various senior positions in product and sales management, including Senior Executive Vice President for the International Division from 1990 to 1997, Sales Manager for Multiple Computer Services from 1984 to 1990 and Systems Engineer from 1983 to 1984.

Mr. Ramírez received his Bachelor of Science in Computer and Systems Engineering from Rensselaer Polytechnic Institute in Troy, New York. He is a member of the Puerto Rico Chamber of Commerce and the Puerto Rico Sales and Marketing Association. Mr. Ramírez has received numerous commendations including the Top Management Award in Sales from the Puerto Rico Sales & Marketing Association; the Service Manager of the Year, Metro Region Award from the Puerto Rico Manufacturers Association; and a People to Watch recognition in 2009 from Caribbean Business.

    EVERTEC, Inc. - 2015 Proxy Statement    13

CORPORATE GOVERNANCE

Name & Title	Biography
Eduardo Camargo Executive Vice President and Chief Information Officer

Eduardo Camargo, age 56, has been our Executive Vice President and Chief Information Officer since November 2013. During his 30 year professional career, Mr. Camargo has held various senior positions within the financial and IT services industries, including Chief Information Officer and Chief Technology Officer for Bank of America—Merrill Lynch Brazil from 2011 to 2013, Deputy Head of Information Technology for HSBC Brazil from 2008 to 2011 and Delivery Manager for Satyam Computer Services from 2007 to 2008. Prior to these positions, he was Senior Vice President of Information Technology for Fidelity National Information Services, Inc. (NYSE: FIS) in Brazil and Chief Information Officer for Banco Barclays S/A Brazil.

Mr. Camargo received his two bachelor’s degrees from Mackenzie University in São Paulo, one in Production Engineering and another in Computer Science. He also has a Master of Business Administration from the School of Business, University of São Paulo and a Master of Leadership Studies from the School of Education, Regent University in the U.S.

Alan I. Cohen Executive Vice President – Communications and Marketing and Head of Investor Relations

Alan I. Cohen, age 49, has been our Executive Vice President of Communications and Marketing and Investor Relations since October 2014. He also currently manages the Company’s Enterprise Risk Management program. Before joining the Company, Mr. Cohen’s professional career spans more than 25 years in the Sales, Marketing, Investor Relations and Public Relations fields. Mr. Cohen was Chief Marketing and Communications Officer of Triple-S Management Corporation (NYSE: GTS) from 2011 to 2014 and Senior Vice President of Marketing and Public Relations of First Bancorp (NYSE: FBP) from 2005 and 2011. His past experience also includes working at Banco Santander (NYSE: SAN), PepsiCo (NYSE: PEP) and The Coca-Cola Company (NYSE: KO) all of which contributed to his extensive knowledge of the Caribbean, U.S. and Latin America markets.

Mr. Cohen graduated from Yale University with a bachelor’s degree and holds a master’s degree from the Harvard Business School.

Risk Oversight

Our Board of Directors recently approved the Company’s Enterprise Risk Management Policy (the “ERM Policy”). The overall purpose and scope of our ERM Policy is (i) the execution of risk management processes that provide for risk and exposure monitoring; (ii) the embedding or integration of risk management into all activities as an integral part of the Company’s business activities; and (iii) the development of comprehensive internal controls and assurance processes linked to key risks. As a result, the Company is implementing risk management processes that ensure the Company complies with existing regulatory and industry standards, thereby protecting the value of the EVERTEC brand and reputation by applying a disciplined approach to risk management, governance and internal controls.

Our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. Among other areas, the Board is directly involved in overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness and corporate reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•

The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major

14    EVERTEC, Inc. - 2015 Proxy Statement

CORPORATE GOVERNANCE

financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. Within its risk oversight functions, the Audit Committee is responsible for reviewing the overall implementation of the Company’s Enterprise Risk Management (“ERM”) framework and program, ensuring the placement of controls needed to establish a strong internal control environment, receiving periodic status reports on management’s ERM progress, overseeing the Company’s risk exposure, and validating management’s active role in assessing, managing and mitigating risks. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints or concerns relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.

•	The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices.

•	The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and the Company’s corporate governance practices. In this regard, the Nominating and Corporate Governance Committee will periodically review the Board and its committees, and plan for Board member succession and executive officer succession.

Furthermore, a Management Operating Committee (the “MOC”) that is comprised of members of senior management (including our CEO, Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), Chief Information Officer (“CIO”), General Counsel, Treasurer, Compliance Officer, heads of our business segments and such other officers of the Company as the CEO deems necessary or advisable for the proper conduct of the business of the Company) was created to assist the Audit Committee with risk oversight responsibilities. The MOC delegates risk responsibilities throughout the Company through the Company’s Risk Officer, Risk Owners and Risk Working Groups in order to define the Company’s risk appetite through a combination of limits and tolerances, and ensure that processes are implemented to identify, measure and assess risks. The ERM Policy requires regular reporting to ensure proper documentation of the Company’s ERM activities. The Risk Officer has been delegated the primary responsibility for reporting to the Audit Committee risk summaries, as well as an annual ERM report. However, our executive officers also present information regarding the Company’s risk profile directly to the Board from time to time.

The Board believes that the work undertaken by the Board, the Board’s committees, the MOC and the Company’s senior management team enables the Board to effectively oversee the Company’s risk management processes.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees, including our CEO and CFO. Our Code of Ethics is posted on our website at www.evertecinc.com in the “Investor Relations” section under the headings “Corporate Information” and “Governance Documents.” We intend to include on our website any amendments to, or waivers from, a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller that relates to any element of the “code of ethics” as defined by the SEC.

Meetings of the Board of Directors and Corporate Governance Matters

The Board met ten times during the fiscal year ended December 31, 2014. Each of our directors who served during such period attended at least 75% of the meetings of the Board, with the exception of Mr. Rivera who had an attendance rate of 70%.

The Board’s operation and responsibilities are governed by the Charter, the By-Laws, charters for the Board’s standing committees, Puerto Rico law and the Stockholder Agreement. The Charter and the By-Laws generally eliminate the personal liability of our directors for breaches of fiduciary duty as a director and indemnify directors and officers as described below.

    EVERTEC, Inc. - 2015 Proxy Statement    15

CORPORATE GOVERNANCE

Indemnification of Directors and Officers

Our Charter and By-Laws limit the liability of our directors to the maximum extent permitted by Puerto Rico law. However, if Puerto Rico law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors will be limited or eliminated to the fullest extent permitted by Puerto Rico law, as so amended. The modification or repeal of this provision of our Charter and By-Laws will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our Charter and By-Laws provide that we will, from time to time, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We also will indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified includes the right of an officer or a director to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board may take certain action it deems necessary to carry out these indemnification provisions, including purchasing insurance policies. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our Charter and By-Laws inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to such person’s status or any activities prior to such amendment, repeal or adoption.

Our By-Laws provide that we may maintain insurance covering certain liabilities of our officers, directors, employees and agents, whether or not we would have the power or would be required under Puerto Rico law to indemnify them against such liabilities. We maintain a directors’ and officers’ liability insurance policy (“D&O Liability Insurance”) for the protection of our directors and certain of our officers.

We have entered into separate indemnification agreements with each of our directors in connection with his or her appointment to the Board. These indemnification agreements will require us, among other things, to indemnify our directors against liabilities that may arise by reason of their status or service as directors. We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors and officers. These indemnification agreements also require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified and to use reasonable efforts to cause our directors to be covered by our D&O Liability Insurance policy. A director is not entitled to indemnification by us under such agreements if (i) the director did not act in good faith and in a manner he or she deemed to be reasonable and consistent with, and not opposed to, our best interests or (ii) with respect to any criminal action or proceeding, the director had reasonable cause to believe his or her conduct was unlawful.

Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the above statutory provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

16    EVERTEC, Inc. - 2015 Proxy Statement

CORPORATE GOVERNANCE

Procedures for Communications with the Board

Stockholders and any interested party may communicate directly with the Board of Directors. All communications should be directed to our Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Communications to the Board should be sent to: EVERTEC, Inc., Board of Directors, care of the Secretary, Road 176, Km. 1.3, San Juan, Puerto Rico 00926.

Director Attendance Policy

The Company does not have a formal policy with regard to Board member attendance at the Company’s annual meetings of stockholders. All directors are encouraged to attend each annual stockholders’ meeting to provide our stockholders with an opportunity to communicate with directors about issues affecting the Company; however, attendance is not mandatory. Last year, five of the six directors standing for re-election at the Company’s 2014 Annual Meeting of Stockholders attended the meeting. As required by the Company’s By-Laws, the Board must meet immediately after the Company’s annual stockholders’ meeting.

    EVERTEC, Inc. - 2015 Proxy Statement    17

PROPOSAL 1: ELECTION OF DIRECTORS

Overview

The Board currently consists of nine directors, seven of whom our Board has determined are independent. Under the Company’s Charter, By-Laws and the Stockholder Agreement, the size of the board is currently fixed at nine.

Director Qualifications

In making its recommendations of nominees to the Board, the Nominating and Corporate Governance Committee identifies candidates who meet the current challenges and needs of the Board. In determining whether it is appropriate to add or remove individuals, the Nominating and Corporate Governance Committee considers issues of judgment, diversity, age, skills, expertise, background, character, and experience. In making such decisions, the Nominating and Corporate Governance Committee considers, among other things, an individual’s business experience, industry experience and financial expertise. The Nominating and Corporate Governance Committee also considers the independence, financial literacy and financial expertise standards required by our committees’ charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member. While the Company does not have a formal diversity policy with respect to director nominations, it considers business diversity (including an appropriate combination of business acumen, educational experience, work experience and the other items noted above), as well as traditional diversity concepts such as race and nationality, as two of a number of factors it takes into account to identify qualified nominees for directors.

Identifying and Evaluating Nominees for Director

In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for directorship. Candidates may come to the attention of the Board through management, current directors, professional search firms engaged by us, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

Stockholder Nominees

Candidates for director recommended by stockholders will be considered by the Nominating and Corporate Governance Committee. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2016 annual meeting of the Company’s stockholders, he or she must use the procedures as set forth in the Company’s By-Laws, see also “—Procedures for Stockholder Communications with the Board.” The nomination should generally include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our Board, information regarding any relationships between the candidate and us within the last three years, including stockholdings in us, and a written indication by the candidate of his or her willingness to serve, and should be sent to the Nominating and Corporate Governance Committee in care of the Secretary at: Road 176, Km. 1.3, San Juan, Puerto Rico 00926. If a stockholder wishes simply to propose a candidate for consideration as a nominee for any of the Board’s committees, the stockholder should submit any pertinent information regarding the candidate to the corresponding committee in care of the Company’s Secretary by mail to this same address.

The Nominating and Corporate Governance Committee and the Board of Directors will evaluate recommendations for director nominees submitted by directors, management, professional search firms or stockholders in the same manner, using the criteria stated above. All director nominees must submit a completed form of directors’ and officers’ questionnaire, as well as a completed questionnaire to determine independence, financial literacy, financial expertise and risk management experience as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

18    EVERTEC, Inc. - 2015 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE ELECTION OF EACH OF

THE COMPANY’S DIRECTOR NOMINEES LISTED BELOW.

Information about Our Director Nominees

Each of the individuals identified below has been nominated to stand for election for a term that expires at the Company’s 2016 Annual Meeting of Stockholders. Each of these individuals has consented to be named as a nominee in this Proxy Statement and to serve as a director until the expiration of his or her respective term and until such nominee’s successor has been duly elected or qualified or until the earlier resignation or removal of such nominee. Each of the nominees was recommended for selection by the Nominating and Corporate Governance Committee and each is currently serving on our Board. There are no family relationships between any director, executive officer or director nominee. As described in more detail in the “Certain Relationships and Related Transactions” section of this Proxy Statement, as of the Record Date, Popular has nominated Mr. Rivera and Ms. Loubriel as members of our Board pursuant to the terms of our Stockholder Agreement.

Should any one or more of the nominees named in this Proxy Statement become unable to serve for any reason, the Board may designate substitute nominees, unless the Board by resolution provides for a lesser number of directors. In this event, the proxy holders will vote for the election of such substitute nominee or nominees.

Frank G. D’Angelo

Frank G. D’Angelo has been Chairman of the Board since February 2014, and a director since September 2013. He was the Company’s Interim Chief Executive Officer from January 1 to March 31, 2015. He has 35 years of experience in the financial services industry. Most recently, from 2012 to 2013, he was President of Monitise Americas, Inc., a provider of mobile banking, payments and commerce networks. From 2009 to 2011, Mr. D’Angelo was Executive Vice President of the Payment Solutions Group at Fidelity National Information Services, Inc. (NYSE: FIS), and before that, Senior Executive Vice President of the Payment Solutions Group and member of the Corporate Risk Management Committee at Metavante Technologies, Inc. until the company’s merger with FIS in 2009. Prior to Metavante/FIS, Mr. D’Angelo was employed by Diebold, Inc. (NYSE: DBD) where he held several executive management positions, including Chief Executive Officer of Diebold, Inc. Mexico.

Mr. D’Angelo is a director and serves on the Executive Committee of Contact Solutions, Inc., a provider of voice and mobile customer-care solutions, as well as a director of Atherio, Inc., a technology-services company. He is also on the board of directors of Walsh University in Ohio, where he serves on the Finance and Audit Committee, the Investment Committee and the Technology Committee. Mr. D’Angelo is a former chairman of the Electronic Transfer Fund Association and served on the Payments Advisory Counsel of the Federal Reserve Bank of Philadelphia. Mr. D’Angelo is a United States Air Force veteran.

Skills and Expertise:

His experience in the financial services industry, as well as in operations and management, provides great value to our Board.

Age: 69 Director Since: September 2013
Chairman of the Board Compensation Committee
Independent

    EVERTEC, Inc. - 2015 Proxy Statement    19

PROPOSAL 1: ELECTION OF DIRECTORS

Morgan M. Schuessler, Jr.

As described earlier in this Proxy Statement, Morgan M. Schuessler, Jr. joined the Company in April 2015 as our President and Chief Executive Officer. See “—Executive Officers” for Mr. Schuessler’s biographical information.

Skills and Expertise:

As a result of Mr. Schuessler’s 20 years of experience in the payments industry, he thoroughly understands the Company’s main market and has developed management and oversight skills that allow him to make significant contributions to the Board.

Age: 44 Director Since: April 2015
President and CEO

Olga Botero

Olga Botero has been a member of our Board since September 2014. She is the founder and managing director of C&S Customers and Strategy, an IT consultancy firm, and has been a Senior Advisor to the Boston Consulting Group since 2011. Prior to that, she was Group CIO for Grupo Bancolombia from 2006 to 2011, one of the largest financial groups in Colombia.

With more than 20 years of management experience in the financial services, telecom and technology sectors in Colombia and throughout Latin America, Ms. Botero has served as a director on several boards, including, ACH Colombia, Todo1 Services, Todo1, Multienlace and Tania. She has also been a member of several advisory groups including the Global Billing Association in the UK, SAP´s Banking Advisory Council, IBM WebSphere Board of Advisors, Accenture´s Global CIO Council Advisory Board, Unisys Global Outsourcing and Infrastructure Services Advisory Council, Cisco´s Latin American Executive Council and SAS Customer Advisory Board.

Skills and Expertise:

Ms. Botero brings to the Company deep knowledge of payment systems and technology, as well as an understanding of and relationships with financial institutions across Latin America.

Age: 51 Director Since: September 2014
Audit Committee Nominating and Corporate Governance Committee
Independent

20    EVERTEC, Inc. - 2015 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Jorge Junquera

Jorge Junquera has been a member of our Board since April 2012. Until his retirement in February 2015, Mr. Junquera was Vice Chairman of the Board of Directors of Popular, Inc. (NASDAQ: BPOP, “Popular”). Prior to becoming Vice Chairman, he was Chief Financial Officer of Popular and Banco Popular de Puerto Rico (“BPPR”) and Supervisor of Popular’s Financial Management Group, positions he held since 1996. From 1999 to 2002, Mr. Junquera was also President of Banco Popular North America (“BPNA”).

Mr. Junquera was a member of the boards of BPPR and BPNA from 2001 until 2013, a member of the board of Centro Financiero BHD in the Dominican Republic from 2001 until 2015 and a member of the board of Popular North America from 1996 until 2015. He currently serves as a director of two non-profit organizations—Sacred Heart University since 2014 and Raiders Baseball Academy since 2012, as well as various Puerto Rico open-end investment companies, including the Popular Total Return Fund, Popular High Grade Fixed Income Fund, Popular Income Plus Fund, Popular Core Equity Fund and Popular Money Market Fund.

Skills and Expertise:

Mr. Junquera’s significant experience managing financial institutions and extensive service as a director on numerous boards of directors provides him with unique expertise and valuable perspective to assist the Board.

Age: 66 Director Since: April 2012
Audit Committee Nominating and Corporate Governance Committee
Independent

Teresita Loubriel

Teresita Loubriel has been a member of our Board since June 2013. Currently the President of the Board of Directors of Hogar de Niñas de Cupey, a non-profit organization that shelters girls that have been removed from their homes by the Department of the Family due to parental abuse or neglect, Ms. Loubriel also served on the Board of Trustees of Universidad del Sagrado Corazón from 2006 until 2013 and was a member of the Executive and Audit Committees.

From 1978 until her retirement in 2008, Ms. Loubriel held several positions in Popular and BPPR, including Corporate Controller, General Auditor, Head of Quality Office, Head of the Year 2000 Office and Human Resources Director. When she retired she was Executive Vice President and Executive Officer in charge of Human Resources, Strategic Planning and Corporate Communications. A retired CPA, Ms. Loubriel served as Senior Auditor for Price Waterhouse and Co. from 1974 to 1978.

Skills and Expertise:

Ms. Loubriel’s extensive knowledge of finance and accounting allows her to make significant contributions to the Board. She also provides thoughtful insight regarding the communication needs of the Company.

Age: 62 Director Since: June 2013
Compensation Committee (Chair) Audit Committee
Independent

    EVERTEC, Inc. - 2015 Proxy Statement    21

PROPOSAL 1: ELECTION OF DIRECTORS

Néstor O. Rivera

Néstor O. Rivera has been a member of our Board since April 2012. Mr. Rivera has worked for BPPR for over 45 years starting his career in 1970, under the Management Associate Program working for the Human Resources Division in charge of the Compensation and Salary Administration Department, and ultimately being appointed as the Director of Human Resources in 1986. During his tenure, he has been responsible for various divisions, such as Bank Operations for both BPPR and BPNA, and Asset Protection and Real Estate. Mr. Rivera is credited with establishing the Risk and Fraud Control Division in 2009 to prevent and minimize debit and credit card fraud, and the Technology Management Division to centralize all IT requirements and processes after Popular sold a 51% interest in EVERTEC to AP Carib Holdings, Ltd. Before assuming his current position as Executive Vice President of Retail Banking and Operations, he was Senior Vice President in charge of the Retail Banking Division from 1988 to 2004.

Mr. Rivera received an MBA in Banking from the Interamerican University and, before joining BPPR, he served in the United States Air Force, Air National Guard and United States Air Force Reserve.

Skills and Expertise:

His experience in sales, marketing, risk and operations has provided him with the knowledge and experience to contribute to the development of the Company’s business strategy, which will help the Board in many important areas.

Age: 68 Director Since: April 2012

Alan H. Schumacher

Alan H. Schumacher has been a member of our Board since April 2013 and served in the position of Interim Lead Independent Director from January 1 to March 31, 2015. Mr. Schumacher is currently a director of Bluelinx Holdings, Inc. (NYSE: BXC), Noranda Aluminum Holding Corporation (NYSE: NOR), Bluebird Bus Holding, Inc. (NASDAQ: BLBD), Quality Distribution, Inc. (NASDAQ: QLTY) and New Albertsons, Inc. He has also served as a director of other companies including Equable Ascent Financial, LLC from 2009 to 2012 and Anchor Glass Container, Inc. from 2002 to 2006.

Mr. Schumacher worked for 23 years at American National Can Corporation and American National Can Group, where he served as Executive Vice President and CFO from 1997 until his retirement in 2000, and Vice President, Controller and CAO from 1988 to 1996.

Skills and Expertise:

As a former CFO and member of the Federal Accounting Standards Advisory Board from 2002 to 2012, Mr. Schumacher brings to our Board substantial expertise in accounting, and the review and preparation of financial statements and internal controls, which he draws upon as our Audit Committee Chairman, while his vast experience in management at various entities has allowed him to make valuable contributions to the Board in its oversight functions.

Age: 68 Director Since: April 2013
Audit Committee (Chair) Nominating and Corporate Governance Committee
Independent

22    EVERTEC, Inc. - 2015 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Brian J. Smith

Brian J. Smith has been a member of our Board since February 2015. Mr. Smith currently serves as Group President of Latin America (Central America, South America, Mexico and the Caribbean) for The Coca-Cola Company (NYSE: KO), a position he has held since January 2013. The Latin America Group represented $4.9 billion in net revenue and operating income of $2.9 billion in 2013. Prior to his current assignment, he was President of Coca-Cola’s Mexico division from October 2008 to January 2013, and President of the Brazil Division from August 2002 to October 2008. Mr. Smith has also held other strategic and management roles since joining The Coca-Cola Company in 1997, including Latin America Group Manager for Mergers and Acquisitions where he was responsible for bottler and brand transactions in Latin America. Mr. Smith holds a Master of Business Administration from the University of Chicago and currently resides in Mexico.

Skills and Expertise:

Like other members of the Board, Mr. Smith has substantial managerial experience in Latin America. His current position in Mexico is particularly appealing to us and makes him a valuable asset to the Company.

Age: 59 Director Since: February 2015
Compensation Committee
Independent

Thomas W. Swidarski

Thomas W. Swidarski has been a member of our Board since December 2014. His career spans over 30 years in the financial services and payments industries. Most recently, from 2006 to 2013, Mr. Swidarski was Chief Executive Officer and President of Diebold, Inc. (NYSE: DBD), a global leader in providing integrated self-service transaction (ATMs) and security systems to the financial, commercial and retail markets in 100 countries. Prior to becoming CEO and President, Mr. Swidarski was Chief Operating Officer and President of Diebold, and served in various other senior strategic development and marketing capacities at Diebold since joining the company in 1996. Before joining Diebold, he worked in the banking industry for 16 years, ultimately serving as Vice President of alternative delivery systems for AmeriTrust Bank and Chief Marketing Officer of PNC Bank.

Mr. Swidarski currently serves on the boards of two additional publicly-traded companies, Altra Industrial Motion Corp. (NASDAQ: AMIC) and Energy Focus, Inc. (NASDAQ: EFOI). Altra Industrial is a leading global designer and manufacturer of quality power transmission and motion control products used in a variety of industrial applications. Energy Focus is both a leading provider of energy efficient LED lighting products and a developer of energy efficient lighting technology.

He is also a non-executive chairman of Asurint One Source Technology, LLC, a privately held company in the background verification field, is involved in many non-profit organizations and is a trustee for the University of Dayton.

Skills and Expertise:

Mr. Swidarski is a seasoned senior executive with deep industry knowledge. Having served as CEO and President of Diebold, he brings significant international operating and management experience which should add to the success and growth of EVERTEC.

Age: 56 Director Since: December 2014
Nominating and Corporate Governance Committee (Chair) Compensation Committee
Independent

    EVERTEC, Inc. - 2015 Proxy Statement    23

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

In December 2014, the Audit Committee started a competitive proposal process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. As a result of that process and following careful deliberation, on March 20, 2015, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and decided to engage Deloitte & Touche LLP (“Deloitte”) in this role for the fiscal year ending December 31, 2015.

Neither the Charter nor our By-Laws require that the stockholders ratify the appointment of Deloitte as the Company’s independent auditors. However, the Board is submitting the selection of Deloitte to the Company’s stockholders for ratification as a matter of good corporate governance and practice. If the stockholders do not ratify the appointment, the Audit Committee and the Board will reconsider whether or not to appoint Deloitte, but may nonetheless appoint such independent auditors. Even if the appointment is ratified, the Audit Committee and the Board, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interests of the Company and its stockholders.

The audit reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through March 20, 2015, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the financials statement for such years.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through March 31, 2015, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), except as follows. As disclosed in Item 9A of the Company’s 2015 Form 10-K, in connection with management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, management determined that a material weakness in internal control over financial reporting exists because the segregation of duties within the accounting system was inadequate for multiple individuals within the Company, including members of executive management. Specifically, certain individuals have access to prepare and post journal entries across substantially all key accounts of the Company without an independent review performed by someone other than the preparer. While the control deficiency did not result in any financial statement adjustments during the year ended December 31, 2014, it could result in misstatements to accounts and disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

Representatives of PwC are not expected to attend the Annual Meeting. Representatives of Deloitte are expected to attend the Annual Meeting. Deloitte will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to any appropriate questions brought to their attention by stockholders.

24    EVERTEC, Inc. - 2015 Proxy Statement

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

In the performance of its oversight function, the Audit Committee has considered and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2015—including critical accounting policies, reasonableness of significant estimates and judgment and financial statements disclosures—with management and PwC, our independent registered public accounting firm for the 2014 fiscal year. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by AU Section 380 (Statement on Auditing Standards No. 114), Communications with those Charged with Governance (SAS 114), and the Public Company Accounting Oversight Board Standard No. 16 regarding “Communication with Audit Committee.” In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to us is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Company. The Company’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited consolidated financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the charter and those discussed above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

THE AUDIT COMMITTEE
Alan H. Schumacher, Chairman Olga Botero	Jorge Junquera Teresita Loubriel

    EVERTEC, Inc. - 2015 Proxy Statement    25

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees and Services

The following table presents the aggregated fees billed for professional services provided by PwC to EVERTEC for each of the periods presented below:

	Year ended December 31,
(Dollar amounts in thousands)	2014	2013(1)
Audit Fees	$2,030	$1,636
Audit-Related Fees	$1,130	$1,133
Tax Fees	$—	$25
All Other Fees	$52	$382
	$3,212	$3,176
(1)	Audit-Related Fees include $138 in fees that were invoiced following publication of the Company’s 2014 Proxy Statement.

Audit Fees. This category includes fees and expenses related to the audit of our annual financial statements and the effectiveness of our internal controls over financial reporting. This category also includes the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, consultations provided on audit and accounting matters that arose during, or as a result of, the audits or the reviews of interim financial statements, reviews of offering documents and registration statements for debt and issuance of related comfort letters, reviews of acquisition and integration accounting in connection with reviews of business combinations, review of required regulatory filings of financial statements of business acquired, additional audit work necessary for acquired businesses, and the preparation of any written communications on internal control matters.

Audit-Related Fees. This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees. This category consists of professional services rendered for tax compliance services and tax advice. The services for the fees disclosed under this category are for technical tax advice and tax compliance services.

All Other Fees. This category consists of fees for services provided by PwC (Transaction Services) other than fees for the services listed in the other categories.

Pre-Approval Policies. Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s Audit Committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR 2015.

26    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Teresita Loubriel, Chairwoman Frank G. D’Angelo	Brian J. Smith Thomas W. Swidarski

Overview

The Compensation Committee is responsible for recommending to our Board our general compensation philosophy and objectives, determining our CEO’s compensation, approving the compensation of our other executive officers and directors, and administering our equity-based compensation plans, in which our named executive officers (“NEOs”) may participate. The Compensation Committee is also charged with overseeing the risk assessment of our compensation arrangements applicable to our executive officers and other employees, and reviewing and considering the relationship between risk management policies and practices, and compensation.

The Compensation Committee meets as often as necessary, but at least once annually. While ultimate responsibility for compensation recommendations rests with the Compensation Committee, the Compensation Committee has the authority to hire a compensation consultant to assist it in fulfilling its duties.

The Compensation Committee engaged the independent compensation consulting firm, Frederic W. Cook & Co., Inc. (“F.W. Cook”), to assist it in undertaking a comprehensive review of our entire executive compensation program. In March 2014, F.W. Cook performed a study to determine the companies that should be considered as peer group companies for executive compensation purposes, as well as a review of our compensation objectives and philosophy, and the individual components of our total compensation package for executive officers. As a result of this review, many changes were implemented to the Company’s total compensation package, including, modifications to the annual cash bonus program, amended and restated employment agreements to reflect increases in the base salaries of our NEOs, the adoption of a long-term incentive plan with both time-based and performance-based compensation incentives, as well as the implementation of corporate stock ownership guidelines that require that our NEOs maintain certain ownership levels of our Common Stock.

This Compensation Discussion and Analysis reflects a discussion of our compensation objectives and philosophy, as well as the elements of our total NEO compensation package in addition to information regarding certain compensation changes implemented for fiscal year 2015. The Compensation Committee may conduct further review of the executive compensation philosophy and objectives from time to time and could make changes to the executive compensation practices as it considers appropriate.

    EVERTEC, Inc. - 2015 Proxy Statement    27

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers (NEOs)

Named Executive Officers	The table to the left sets forth a list of our NEOs for the fiscal year ended December 31, 2014. All of our NEOs are or were primarily employed by EVERTEC Group, which is our principal operating subsidiary, but also serve in similar functions at EVERTEC. As further disclosed in more detail elsewhere in this Proxy Statement, Peter Harrington resigned from the Company effective December 31, 2014 and Morgan M. Schuessler, Jr. assumed the role of the Company’s President and Chief Executive Officer as of April 1, 2015. During the period from January 1, 2015 through March 31, 2015, Frank G. D’Angelo, our Chairman of the Board, served as the Company’s Interim Chief Executive Officer.
Peter Harrington President and Chief Executive Officer
Juan J. Román Executive Vice President and Chief Financial Officer
Philip E. Steurer Executive Vice President and Chief Operating Officer
Miguel Vizcarrondo Executive Vice President and Head of Merchant Acquiring and Payment Processing
Carlos J. Ramírez Executive Vice President and Head of Business Solutions

Compensation Philosophy and Objectives

As mentioned above, the Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. With the assistance of F.W. Cook, in 2014, the Compensation Committee undertook a comprehensive review of the Company’s compensation philosophy and objectives which was ultimately presented to and approved by the Board.

The philosophy embedded in our compensation program is to:

•	Support an environment that rewards performance against established goals;

•	Provide fair and reasonable base compensation and benefits for management stability and incentive compensation to support our short- and long-term success;

•	Align the interests of executives with the long-term interests of stockholders through equity-based awards that may result in stock ownership; and

•	Develop incentives to achieve high levels of performance while not encouraging excessive risk taking in the business.

28    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation for our NEOs is designed to provide rewards commensurate with each NEO’s contribution. Our executive compensation strategy is designed to:

•	Attract and retain highly qualified executives;

•	Provide executives with compensation that is competitive within the industry in which we operate;

•	Establish compensation packages that take into consideration the executive’s role, qualifications, experience, responsibilities, leadership potential, creativity, individual goals and performance; and

•	Align executive compensation to support our business objectives.

Role of Executive Officers in Compensation Decisions

Our CEO defines and recommends to the Compensation Committee the corporate and personal objectives for each of our other NEOs annually. The Compensation Committee has the authority to modify these objectives as deemed necessary and approve the final incentives which will be communicated by the CEO to such NEOs.

Our CEO also reviews the performance of each of our other NEOs annually. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual incentive award target and actual payout amounts, are presented to the Compensation Committee, which has the discretion to modify any recommended adjustments or awards to executives, including our NEOs.

The Compensation Committee has final approval over all compensation decisions for our NEOs and approves recommendations regarding cash and equity awards to all of our NEOs. Although the CEO is present to discuss recommendations pertaining to each of our other NEOs, our CEO is not permitted to attend those portions of any meetings of the Compensation Committee during which the CEO’s performance or compensation is discussed, unless specifically invited by the Compensation Committee.

Competitive Compensation Practices

The Compensation Committee’s access to competitive benchmarking is a critical element to understanding the current environment for executive talent. Along with other factors, this information enables the Compensation Committee to make well-informed decisions on recruitment and retention of key executives.

As part of the Company’s comprehensive review of its compensation programs and practices, the Compensation Committee worked with F.W. Cook to establish an executive compensation peer group. The custom peer group will be used from time to time to assist the Compensation Committee in evaluating the competitiveness of NEO compensation in terms of both dollar opportunity and compensation structure and design. As a matter of good governance practice, the Compensation Committee has made a commitment to periodically review the list of peer companies to ensure the appropriateness of this group on an ongoing basis and make changes, if necessary.

Creation of an appropriate peer group presented unique challenges to the Compensation Committee which used its business judgment in developing the final group of peer companies. For example, given the Company’s location in Puerto Rico, the Compensation Committee must balance the challenges of attracting and retaining experienced local executive talent with talent from the mainland United States and elsewhere.

In narrowing its focus of comparable companies for consideration, the Compensation Committee, in general, utilized the following factors for screening purposes: (i) the extent to which the peer companies compete with EVERTEC in one or more lines of business, for executive talent and for investor; (ii) comparability of revenues, market capitalization, total assets and number of employees; (iii) statistical reliability in terms of the total number of companies in the peer set; and (iv) the prevalence of companies in the peer frames of other similarly situated competitors (i.e., “peer of peer” analysis).

Furthermore, and although they ultimately did not form a part of the Compensation Committee’s formally adopted peer group, the Compensation Committee reviewed compensation data for several publicly traded companies that are native to Puerto Rico in an effort to understand the local marketplace for executive talent.

    EVERTEC, Inc. - 2015 Proxy Statement    29

COMPENSATION DISCUSSION AND ANALYSIS

The following table lists the 14 companies as selected and approved by the Compensation Committee after taking into account the various factors mentioned above:

ACI Worldwide	Fiserv	MoneyGram International
Broadridge Financial Solutions	Global Cash Access Holdings	Total System Services
Cardtronics	Global Payments	Vantiv
Euronet Worldwide	Heartland Payment Systems	WEX
Fidelity National Information Services	Henry (Jack) & Associates

Elements of Compensation

The Company has three key elements of total direct compensation which are described in more detail below. The Company also provides NEOs with modest perquisites and other retirement and benefit plans. In shaping compensation packages for its executives, including our NEOs, the Compensation Committee believes the compensation opportunity should include both cash and equity-based incentives that reward performance against established goals and that discourage management from taking unnecessary and/or excessive risks that may harm the Company. The variable elements of NEO compensation include a performance-based annual cash bonus opportunity and equity-based awards that vest over a set period of time or based upon the achievement of certain performance criteria.

Base Salary

We provide our NEOs and other employees with a base salary to compensate them for services rendered during the year. Base salary ranges for NEOs are determined for each executive based on position and scope of responsibility. The initial base salary for our NEOs is established in their employment agreements. Annual base salary for our NEOs is subject to annual review by the Compensation Committee for possible increase at the Board’s sole discretion. In reviewing base salaries, the Compensation Committee may consider (i) changes in individual responsibility; (ii) analysis of the executive’s compensation, both internally, relative to other EVERTEC officers and externally relative to similarly situated executives at peer companies; and (iii) the executive’s individual performance.

As a result of the review of the executive compensation program undertaken by the Compensation Committee and F.W. Cook, F.W. Cook found that our total compensation package for our NEOs was not competitive with the compensation package provided by the peer companies with which we compete for top executive talent. Based upon the recommendation of F.W. Cook, the Compensation Committee determined that in order to continue to be successful at attracting and retaining top executive talent, it was appropriate to increase the base salaries of our NEOs effective as of July 1, 2014 as follows:

Named Executive Officers	2014 Base Salary	2013 Base Salary	Percent Change
Peter Harrington	$650,000	$500,000	30.0%
Juan J. Román	$400,000	$375,000	6.7%
Philip E. Steurer	$285,000	$235,000	21.3%
Miguel Vizcarrondo	$300,000	$235,000	27.7%
Carlos J. Ramírez	$300,000	$235,000	27.7%

Annual Cash Bonus

The 2013 annual cash bonus incentive program for our NEOs consisted of (i) corporate performance-based payments that were contingent upon the attainment of EVERTEC Group’s annual budget, wherein the metrics used were Revenue and Adjusted EBITDA; and/or (ii) individual performance-based payments contingent upon the achievement of qualitative and quantitative personal performance goals as established by the EVERTEC Group Board.

30    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

For 2013, greater emphasis was placed on each NEO’s achievement of certain qualitative factors whereby the individual performance-based portion of the annual cash bonus incentive amount was based on the Compensation Committee’s assessment of individual performance taking into consideration recommendations of our CEO (except in determining the CEO’s own bonus) and the following list of factors (which is not exhaustive): (i) achievement of internal financial and operating targets; (ii) improvement of management; and (iii) organizational capabilities and implementation of long-term strategic plans. The Compensation Committee used budgeted Revenue and Adjusted EBITDA as the measurement for the corporate performance-based portion because they are critical metrics used by management to direct and measure our business performance and achievement of strategic goals.

With the implementation of the new executive compensation philosophy in 2014, the Compensation Committee made certain adjustments to the bonus program for 2014 based in part on F.W. Cook’s recommendation. Specifically, prior to July 1, 2014, greater emphasis was placed on each NEO’s achievement of certain qualitative factors. The changes made by the Compensation Committee place greater weighting on the achievement of certain quantitative factors as reflected in the corporate component of the cash bonus, strengthening our commitment to a pay-for-performance compensation philosophy. The corporate component and individual component were established at 70% and 30% of the overall bonus targets, respectively. The corporate component of the potential cash bonus is triggered if we achieve at least 95% of our Revenue (weighted at 40%) and Adjusted Net Income (weighted at 60%) targets for the fiscal year, with our NEOs receiving 50% of the corporate component at the 95% performance level, and up to 150% of the corporate component at 110% of our targeted corporate metrics, with linear interpolation between the 95% and 110% performance levels. Furthermore, our NEOs are eligible to earn a cash bonus of 0% to 150% of the personal component based on each executive’s individual performance.

The target annual cash bonus as a percentage of salary and the mix between corporate performance and individual performance elements for each NEO were as follows for 2014:

Named Executive Officers	Target Bonus Percentage	Corporate Performance Percentage	Individual Performance Percentage	Target Bonus	Actual Bonus Payout
Peter Harrington	100%	70%	30%	$650,000	$403,782
Juan J. Román	75%	52.5%	22.5%	$300,000	$231,351
Philip E. Steurer	75%	52.5%	22.5%	$213,750	$148,806
Miguel Vizcarrondo	75%	52.5%	22.5%	$225,000	$122,888
Carlos J. Ramírez	75%	52.5%	22.5%	$225,000	$106,013

The actual bonus payouts described in the above table and paid to our NEOs for fiscal year 2014 reflect the Company’s achievement of 95.2% of our Revenue and 97.6% of our Adjusted Net Income targets, resulting in a blended overall percentage of approximately 96.4% of the corporate component targets. Each NEO also achieved varying percentages of their individual component targets which, when taken together with the corporate component, result in the total actual bonus payout reflected in the above table.

Long-Term Equity Incentives

Prior to our initial public offering, equity awards were granted under the Carib Holdings, Inc. 2010 Equity Incentive Plan (as amended and restated, the “2010 Plan”). In connection with our initial public offering, we adopted the EVERTEC, Inc. 2013 Equity Incentive Plan (the “2013 Plan”). Under the 2013 Plan, 5,956,882 shares of our Common Stock were initially reserved for issuance upon exercise and grants of stock options, restricted stock and other equity awards. The Compensation Committee has been delegated the responsibility to administer these plans.

In the past, equity awards were generally awarded to our NEOs upon commencement of employment or in connection with promotions. Thus, no equity awards were granted to our NEOs during the fiscal year 2014. However, on September 11, 2014, in response to recently enacted changes to the Puerto Rico Internal Revenue Code, specifically, Act Number 77 of 2014, the Compensation Committee decided to accelerate the vesting of certain stock options held by our NEOs. The Committee made this determination after consulting with F.W. Cook regarding the economic, accounting and tax implications of the accelerated vesting to the

    EVERTEC, Inc. - 2015 Proxy Statement    31

COMPENSATION DISCUSSION AND ANALYSIS

Company and after determining that no equity awards would be granted to our NEOs in 2014. The advantages of the acceleration of the vesting of the stock options included the potential for an accelerated tax deduction for the Company for the compensation attributable to the stock options. Vesting was accelerated to October 1, 2014 for the stock options that were scheduled to vest in 2015. Stock options that are scheduled to vest beyond 2015 were not accelerated.

In 2014, the Compensation Committee initiated a comprehensive review of the Company’s compensation programs and practices as part of the Company’s emergence as a separate stand-alone entity. As part of this multi-faceted review, the Compensation Committee determined that a new long-term incentive design linked to strong pay-for-performance principles was appropriate to ensure executive ownership and linkage to the long-term interests of EVERTEC stockholders. As a result, on February 24, 2015, the Compensation Committee adopted the Company’s 2015 Long-Term Incentive Plan (the “2015 LTIP”) pursuant to which our NEOs are eligible to receive grants of restricted stock units (“RSUs”) under the 2013 Plan.

The following illustrates the 2014 compensation mix of our target compensation for our CEO and other NEOs compared to that of 2015. For purposes of this illustration, target compensation excludes any other compensation, including, but not limited to, benefits, perquisites and one-time compensation such as signing bonuses.

32    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The 2015 LTIP provides for the grant of both time-based and performance-based RSUs to our NEOs. Grants under the 2015 LTIP were designed for the dual purpose of serving as a retention mechanism for the Company’s key employees and as an incentive vehicle to help ensure that such key employees are linked to the Company’s overall performance in future years. The RSUs include a dividend equivalent component, subject to meeting applicable vesting criteria.

During March of 2015, the Compensation Committee approved grants of time-based RSUs and performance-based RSUs to its NEOs (with the exception of Mr. Harrington who is no longer with the Company) pursuant to the 2015 LTIP. Subsequently, on April 1, 2015, when Morgan M. Schuessler, Jr. assumed the position of the Company’s President and Chief Executive Officer, the Compensation Committee approved his grants under the 2015 LTIP. Details of the grants are as follows:

				RSUs Granted
Name	Base Salary ($)	LTIP Award Multiple (%)	Total LTIP Award Value ($)	Time-based (#)(1)	Relative TSR (#)(2)	Cumulative CAGR of Diluted EPS (#)(1)	Total (#)
Morgan M. Schuessler, Jr.	$650,000	300%	$1,950,000	44,994	17,349	22,497	84,840
Juan J. Román	400,000	175%	700,000	15,738	5,682	7,869	29,289
Carlos J. Ramírez	300,000	175%	525,000	11,804	4,262	5,902	21,968
Miguel Vizcarrondo	300,000	175%	525,000	11,804	4,262	5,902	21,968
Philip E. Steurer	285,000	175%	498,750	11,213	4,049	5,607	20,869

(1)	The actual stock price of the Company as of the close of business on the date of grants was used to calculate the RSUs ($21.67 for Mr. Schuessler and $22.24 for all other NEOs).

(2)	As of the date of grants, the Monte Carlo simulation value for Mr. Schuessler’s grant was $28.10 and $30.80 for the grants of all other NEOs.

The time-based RSUs granted by the Company to its NEOs will vest in three substantially equal installments on January 1, 2016, January 1, 2017 and January 1, 2018, provided that the NEO remains continuously employed with the Company during such time period except as otherwise set forth in the applicable award agreement.

The performance-based RSUs can be earned by the NEOs only to the extent that performance is achieved against pre-established goals and vest upon culmination of a three year performance period that ends on January 1, 2018, provided that the NEO remains continuously employed with the Company during such time period except as otherwise set forth in the applicable award agreement. The performance-based RSUs are divided into two equal, independent parts that are subject to two separate and distinct performance metrics: 50% with a relative TSR (total shareholder return) goal and 50% with a cumulative CAGR (compound annual growth rate) of diluted EPS (earnings per share).

The total LTIP award dollar value is divided equally between time-based RSUs and performance-based RSUs. The actual number of RSUs granted for time-based RSUs and cumulative CAGR of diluted EPS RSUs was determined by dividing the award value by the price of the Common Stock on the close of business of the

    EVERTEC, Inc. - 2015 Proxy Statement    33

COMPENSATION DISCUSSION AND ANALYSIS

date of grant. The actual number of RSUs granted for relative TSR RSUs was determined by dividing the award value by a Monte Carlo simulation value that took into consideration simulated future stock prices for the Company and the peer companies.

Performance against the relative TSR goal is determined by comparing the performance of the Company’s actual TSR with the TSR performance of the members of the Russell 2000 Index for the three year performance period. The Compensation Committee believes that the members of the Russell 2000 index are an appropriate benchmark against which to compare the Company’s TSR performance given the Indices focus on the small-cap segment of the U.S. equity universe. The following table summarizes the relationship between the Company’s actual TSR performance when compared with the TSR performance of the members of the Russell 2000 Index and the associated payout levels for the performance achieved for the relative TSR portion of the award:

Performance Level	Company Percentile Rank vs. Russell 2000	Payout Percentage
Maximum	75th Percentile or Above	200%
Target	50th Percentile	100%
Threshold	35th Percentile	50%
Below Threshold	Less Than 35% Percentile	0%

Performance against the cumulative CAGR of diluted EPS goal is determined by comparing the performance of the Company’s actual cumulative CAGR of diluted EPS performance for the three year performance period against the cumulative CAGR of diluted EPS goal set by the Compensation Committee for this same period. The following table summarizes the payout levels on the cumulative CAGR of diluted EPS portion of the award based on the Company’s cumulative CAGR of diluted EPS performance against the cumulative CAGR of diluted EPS goal:

Performance Level	Cumulative CAGR of Diluted EPS			Payout Percentage
	%	$
Maximum	9.0%		$5.75	200%
Target	5.5%		$5.38	100%
Threshold	3.7%		$5.20	50%
Below Threshold	<3.7%	<$	5.20	0%

Results falling between the stated levels of threshold and target and between target and maximum will result in an interpolated, or sliding scale payout.

The awards described above were granted in 2015 and will appear in the relevant compensation disclosure tables of the Company’s 2016 Proxy Statement consistent with SEC disclosure rules.

Other Compensation

Statutory Cash Bonus Payment

In 2014, each NEO received a Christmas bonus. As a general rule, Puerto Rico law requires that employers pay employees who worked more than 700 hours in a year an amount which cannot be less than $600 as a Christmas bonus, which must be paid on or before December 15. In 2014, our policy was to pay a Christmas bonus to employees in Puerto Rico in an amount equivalent to 4.17% of the employee’s base salary for employees hired before October 29, 2012 and 3.00% of the employee’s base salary for employees hired after this date.

Benefits and Perquisites

Our NEOs participate in the same benefit programs as the rest of our general employee population. These benefits include health insurance coverage, short- and long-term disability insurance, and life insurance, among others. In addition, in order to better enable us to attract, retain and motivate employees for key positions, we provide limited perquisites to our NEOs to assist them in carrying out their duties and increasing productivity. We believe these perquisites, which do not constitute a significant portion of our NEOs’ total

34    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

compensation package, are reasonable and consistent with our overall compensation philosophy. In 2014, these perquisites included the use of Company-owned automobiles, periodic comprehensive medical examinations, and club membership fees.

Our NEOs, as well as all other employees, are eligible to participate in the EVERTEC Group Savings and Investment Plan. This plan is a tax-qualified retirement savings plan (similar to a 401(k) plan) to which all Puerto Rico employees were able to contribute up to $15,000 in 2014 on a pre-tax basis—and up to 10% after tax—of their total annual compensation. We match 50% of the employee contributions up to 3% of base salary. All matching contributions to the EVERTEC Group Savings and Investment Plan vest 20% each year over a five-year period.

Additional Payments through Equitable Adjustments

The Company has structured the payment of a dividend declared in December 2012 as an equitable adjustment to stock options previously granted pursuant to the 2010 Plan, payable to all holders of vested options, including our NEOs and directors, in the amount of $0.69 per share (the “Adjustment Amount”). The Adjustment Amount is paid if and as the stock options vest. Accordingly, in 2014 the Adjustment Amount was paid to our NEOs with respect to the options that were outstanding as of December 2012 and that vested in 2014.

Tax Deductibility of Executive Compensation

The Compensation Committee intends that all applicable compensation payable for NEOs be deductible for income tax purposes, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation. For the fiscal year 2014, the Company was not subject to the limitations of Section 162(m) of the U.S. Internal Revenue Code.

Stock Ownership Guidelines

In February 2015, the Compensation Committee adopted Stock Ownership Guidelines for directors, NEOs and certain other key employees of the Company. These guidelines were established to align the financial interest of the directors and certain officers of the Company with those of the Company’s stockholders. Furthermore, the Compensation Committee believes that the investment community values stock ownership by the Company’s directors and NEOs and that share ownership demonstrates a commitment to and belief in the long-term profitability of the Company. Our NEOs and other key officers are generally subject to the following ownership guidelines:

Designated Owner	Ownership Level
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary

Directors are encouraged to acquire shares of Common Stock, thereby strengthening their commitment to the welfare of the Company and its subsidiaries, and are prohibited from selling any such shares during their service as directors of the Company, unless approved by the Compensation Committee, and only then in extraordinary circumstances.

Compensation Risk Assessment

We believe our approach to establishing goals and objectives and setting targets with payouts at multiple levels of performance combined with the evaluation of performance results assist in mitigating excessive risk-taking that could harm the Company’s value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. Furthermore, our independent compensation consultants are aware of the potential risks in compensation programs and assisted with the implementation of the following plan design features of the Company’s cash and equity incentive programs for our executives that reduce the likelihood of excessive risk-taking:

•	The program design provides a balanced mix of cash and equity, annual and long-term incentives, and time-based and performance-based (revenue, earnings, and total shareholder return) requirements.

    EVERTEC, Inc. - 2015 Proxy Statement    35

COMPENSATION DISCUSSION AND ANALYSIS

•	Maximum payout levels for annual cash bonuses are capped at 150% of the executive’s base salary.

•	Maximum payout levels for performance-based RSUs under the 2015 LTIP are capped at 200% of target.

•	Equity awards are subject to multi-year vesting.

•	Executive and senior officers are subject to share ownership and retention guidelines.

•	Compliance and ethical behaviors are integral factors considered in all performance assessments.

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table summarizes the total compensation of each of our NEOs for services rendered during 2014, 2013 and 2012.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	All other compensation ($)(3)	Total ($)
Peter Harrington	2014	$591,538	$27,083	—	—	$403,782	$1,554,584	$2,576,987
President and CEO	2013	500,000	20,833	—	—	—	382,123	902,956
	2012	413,462	235,833	250,007	1,384,134	—	79,766	2,363,202
Juan J. Román	2014	386,923	16,667	—	—	231,351	55,783	690,724
Executive Vice President	2013	375,000	15,625	—	—	—	217,292	607,917
and CFO	2012	375,000	15,625	—	—	262,500	35,997	689,122
Philip E. Steurer	2014	258,846	11,875			148,806	40,677	460,204
Executive Vice President	2013	235,000	9,792	—	—	—	187,775	432,567
and COO	2012	93,096	100,000	—	327,800	—	28,645	549,541
Miguel Vizcarrondo	2014	266,000	12,500			122,888	52,083	453,471
Executive Vice President and	2013	235,000	9,792	—	—	—	200,110	444,902
Head of Merchant Acquiring	2012	227,731	9,792	—	38,734	164,500	43,684	484,441
and Payment Processing
Carlos J. Ramírez	2014	266,000	12,500	—	—	106,013	58,154	442,667
Executive Vice President and	2013	235,000	9,792	—	—	—	246,106	490,898
Head of Business Solutions	2012	235,000	9,792	—	—	164,500	53,195	462,487

(1)	Includes Christmas bonuses paid pursuant to applicable local law in 2012, 2013 and 2014, as well as a signing bonus of $215,000 for Mr. Harrington in 2012 and a signing bonus of $100,000 for Mr. Steurer in 2012.

(2)	Aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of assumptions made in the valuation of awards, refer to Note 14 of the Audited Consolidated Financial Statements included in the Company’s Annual Report.

(3)	All other compensation consists of the following:

Name	Car ($)(4)	Matching contributions to defined contribution plan ($)(5)	Adjustment Amount ($)(6)	Club Membership ($)	Other Payments ($)(7)	Total ($)
Peter Harrington	$17,000	$7,500	$127,866	$4,959	$1,397,259	$1,554,584
Juan J. Román	11,200	4,004	35,620	4,959	—	55,783
Philip E. Steurer	11,000	2,277	27,400	—	—	40,677
Miguel Vizcarrondo	10,520	2,860	34,303	4,400	—	52,083
Carlos J. Ramírez	10,500	—	42,695	4,959	—	58,154

(4)	Annual car-value depreciation as recognized in the financial statements for each of the years listed.

(5)	Matching contributions made by EVERTEC Group as part of 401(k)/1165(e) plan benefits. For a description of these benefits, see “—Elements of Compensation—Other Compensation—Benefits and Perquisites.”

36    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(6)	For a description of the Adjustment Amount, see “—Elements of Compensation—Other Compensation—Additional Payments through Equitable Adjustments.”

(7)	Includes the following amounts paid to Mr. Harrington in connection with his resignation, effective on December 31, 2014: a lump sum payment equal to two times his base salary ($1,300,000); COBRA premiums ($10,320); rent ($6,600), unused vacation ($50,000); attorneys’ fees ($5,237); and the premium generated as a result of exercising his put right wherein he received the excess of the put price over the fair market value of his remaining shares and options ($25,102). See “—Potential Payments upon Termination of Employment—Former Chief Executive Officer.”

Grants of Plan-Based Awards

The following table sets forth certain information for plan-based awards granted to each of our NEOs for the fiscal year ended December 31, 2014. No equity awards were made to our NEOs during 2014.

	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)
Name	Threshold ($)(2)	Target ($)	Maximum ($)
Peter Harrington	$227,500	$650,000	$975,000
Juan J. Román	78,750	300,000	450,000
Philip E. Steurer	56,109	213,750	347,625
Miguel Vizcarrondo	59,063	225,000	337,500
Carlos J. Ramírez	59,063	225,000	337,500

(1)	This table reflects bonus opportunities under the Company’s annual bonus plan. The bonus opportunities are based on a corporate component and an individual component. The actual bonus payouts for 2014 are discussed in “Elements of Compensation—Annual Cash Bonus.”

(2)	This column reflects the amount payable if the threshold targets for the corporate component are met.

Employment Agreements

We generally enter into employment agreements with our NEOs upon commencement of employment. Effective July 1, 2014, each of our NEOs entered into amended and restated employment agreements to reflect changes made to their respective base salaries and bonus programs, as discussed earlier in this Proxy Statement under “Elements of Compensation—Base Salary” and “Elements of Compensation—Annual Cash Bonus.” The employment agreements in effect prior to July 1, 2014 largely reflected our historical compensation objectives and philosophy as implemented by our private equity sponsor prior to our initial public offering.

Former Chief Executive Officer

On November 20, 2014, Peter Harrington resigned from the position of President and Chief Executive Officer of the Company and EVERTEC Group and from the Board, effective December 31, 2014. The terms of Mr. Harrington’s employment agreement provided for, among other things, (1) an initial term ending on February 22, 2017 and successive one-year renewals thereafter until either party provides timely notice of non-renewal; (2) an annual base salary of $650,000; and (3) an annual bonus with a target of up to 100% of Mr. Harrington’s annual base salary. For additional information regarding the terms and conditions of Mr. Harrington’s resignation see “—Potential Payments upon Termination of Employment” and the table “Payments upon Termination or a Change of Control.”

Former Interim Chief Executive Officer

Following Mr. Harrington’s resignation, the Board appointed Frank G. D’Angelo, our Chairman of the Board, as Interim Chief Executive Officer of the Company effective from January 1, 2015 through March 31, 2015. Pursuant to his agreement with the Company, Mr. D’Angelo received a monthly salary of $25,000 in lieu of his

    EVERTEC, Inc. - 2015 Proxy Statement    37

COMPENSATION DISCUSSION AND ANALYSIS

quarterly retainer as Chairman of the Board and member of the Board’s Compensation Committee and Audit Committee. Mr. D’Angelo was also entitled to receive reimbursement for reasonable and documented business-related expenses he incurred in connection with his services as Interim Chief Executive Officer, including lodging and travel expenses. In addition to the cash compensation, Mr. D’Angelo received an award of 3,390 RSUs that will vest on the day before the Annual Meeting or upon his earlier death or disability, provided that he is then providing services to the Company.

Current Chief Executive Officer

In December 2014, the Company entered into an employment agreement with Mr. Schuessler, pursuant to which the commencement date of his employment as President and Chief Executive Officer of the Company and EVERTEC Group became effective April 1, 2015. Pursuant to his agreement, Mr. Schuessler received (i) an annual base salary of $650,000, which amount is subject to annual review by the Board or a committee thereof; (ii) a hiring bonus of $100,000; (iii) 92,294 RSUs which will vest in three substantially equal installments on April 1, 2016, April 1, 2017 and April 1, 2018; and (iv) 84,840 RSUs as described earlier in this Proxy Statement under “Elements of Compensation—Long-Term Equity Incentives.” Under the agreement, he is also entitled to (i) participate in the employee benefit plans, policies, practices and arrangements generally made available to other executives of the Company as well as certain specified levels of life insurance, short-term disability insurance and long-term disability insurance benefits, car and car insurance benefits in accordance with the Company’s policies; (ii) reimbursement of up to $7,000 in country club membership fees annually; (iii) four weeks of paid vacation annually; (iv) reimbursement for expenses incurred as a result of the relocation of his principal residence to Puerto Rico from Hong Kong and Atlanta; and (v) reimbursement of up to $25,000 in legal fees he incurs in connection with negotiating the agreement and ancillary agreements. Mr. Schuessler is eligible for annual cash incentive awards of up to 100% of his base salary under the EVERTEC Annual Performance Incentive Guidelines. Mr. Schuessler will also receive a Christmas bonus each year in an amount equal to 3% of his base salary in accordance with Puerto Rican law.

Other NEOs

In addition to provisions on base salary, annual cash bonus and payments upon termination that are included in each of our NEO’s amendment and restated employment agreements, all our NEOs are eligible to participate in our retirement and other employee benefit plans and policies that we make generally available to our other executives, except severance plans or policies, and are entitled to D&O Liability Insurance coverage. See “—Potential Payments upon Termination.”

Juan J. Román. The terms of Mr. Román’s employment agreement provide for, among other things, (1) a term ending on June 30, 2016; (2) an annual base salary of $400,000; and (3) an annual bonus with a target of up to 75% of Mr. Román’s annual base salary.

Philip E. Steurer. The terms of Mr. Steurer’s employment contract provide for, among other things, (1) a term ending on August 1, 2017; (2) an annual base salary of $285,000; and (3) an annual bonus with a target of up to 75% of Mr. Steurer’s annual base salary.

Miguel Vizcarrondo. The terms of Mr. Vizcarrondo’s employment agreement provide for, among other things, (1) a term ending on October 1, 2015; (2) an annual base salary of $300,000; and (3) an annual bonus with a target of up to 75% of Mr. Vizcarrondo’s annual base salary.

Carlos J. Ramírez. The terms of Mr. Ramírez’s employment agreement provide for, among other things, (1) a term ending on April 14, 2016; (2) an annual base salary of $300,000; and (3) an annual bonus with a target of up to 75% of Mr. Ramírez’s annual base salary.

38    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards for our NEOs as of December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Peter Harrington	—	—	—	—	—
Juan J. Román	—	26,000	—	$1.30	June 30, 2021
Philip E. Steurer	—	40,000	—	$6.04	August 1, 2022
Miguel Vizcarrondo	—	—	—	—	—
Carlos J. Ramírez	—	—	—	—	—

(1)	Mr. Román’s unvested options will vest on June 30, 2016. Mr. Steurer’s unvested options will vest in two equal installments on August 1, 2016 and August 1, 2017.

Option Exercises and Stock Vested

The following table sets forth certain information for stock options exercised by our NEOs for the fiscal year ended December 31, 2014. None of our NEOs had stock awards that vested during 2014.

	Option Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise ($)
Peter Harrington	93,334	$1,666,015
Juan J. Román	52,000	1,103,960
Philip E. Steurer	60,000	991,800
Miguel Vizcarrondo	75,118	1,544,657
Carlos J. Ramírez	93,492	1,944,478

(1)	Upon exercise of options, participants elected to do a “cashless exercise” that provided that the participant could satisfy the exercise price and statutory minimum tax withholdings by allowing the Company to withhold a sufficient number of shares to cover these amounts and then deliver the net shares to the participants. The amounts reported represent the gross amount of shares resulting from the exercise of the options.

Pension Benefits and Non-Qualified Deferred Compensation

We do not provide defined pension benefits or non-qualified deferred compensation.

Potential Payments upon Change in Control

We do not have change in control agreements with our NEOs. Nevertheless, the stock option agreements we entered into with Messrs. Román and Steurer prior to our initial public offering provide that in the event of a change in control of the Company, any outstanding options that have not become vested at the time of such change in control shall become vested on the first anniversary of such change in control; provided that Messrs. Román and Steurer remain employees of the Company through such anniversary date. Also, in the event that, within one year following a change in control, the Company terminates the employment of Messrs. Román or Steurer without “cause” (as defined below) or Messrs. Román or Steurer resigns for “good reason” (as defined below), such outstanding options shall automatically vest.

    EVERTEC, Inc. - 2015 Proxy Statement    39

COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments upon Termination of Employment

Upon termination of employment for any reason, including death or disability, our NEOs would each be entitled to receive his or her accrued but unpaid salary, any unpaid bonus earned for any fiscal year ended before the date of termination, unpaid expense reimbursements, and any vested payments or benefits to which the NEO may be entitled under our benefit plans or applicable law. We refer to the NEOs entitlements in the preceding sentence collectively as the “Accrued Obligations.”

Former Chief Executive Officer

As previously disclosed in this Proxy Statement, effective December 31, 2014, Mr. Harrington resigned from the position of President and Chief Executive Officer of the Company and EVERTEC Group. Pursuant to a separation agreement dated November 20, 2014 (the “Separation Agreement”), Mr. Harrington received: (i) a lump sum payment equal to two times his base salary ($1,300,00); (ii) a Christmas bonus ($27,083); (iii) a lump sum payout of accrued but unused vacation ($50,000); (iv) accelerated vesting to November 20, 2014 of his option to purchase 93,334 shares of Common Stock; (v) a lump sum dividend adjustment payment with respect to such stock option ($63,932); (vi) a lump sum payment of the annual bonus that he otherwise would have earned for the fiscal year ending December 31, 2014 subject to the attainment of the applicable corporate and personal goals previously established for him ($403,782); (vii) Company-paid COBRA premiums through December 31, 2015 ($10,320); (viii) reimbursement of attorneys’ fees which he incurred in connection with negotiating the Separation Agreement ($5,237); and (ix) assumption by the Company of his apartment lease ($6,600).

In addition, the Company agreed to allow Mr. Harrington to put to the Company all or any portion of his remaining shares of Common Stock pursuant to the Company’s previously disclosed stock repurchase program at a price per share of $22.02. The Company also granted Mr. Harrington an option to sell to the Company all or a portion of his option to purchase 93,332 shares of Common Stock at a price per share of $22.02, less the option exercise price. The options were exercisable on or before December 20, 2014. Mr. Harrington exercised the option to sell to the Company 54,324 shares and his option to purchase 93,332 shares on December 19, 2014. As a result, he received a premium equal to the excess of the put price over the fair market value of his remaining shares and options ($25,102).

Pursuant to the Separation Agreement, Mr. Harrington released all claims against the Company, its subsidiaries (including EVERTEC) and each of their respective stockholders, attorneys, insurers, divisions, affiliates and employee benefit plans (other than any claims for indemnification, D&O Liability Insurance and claims with respect to vested retirement benefits) and agreed not to sue the released parties. Mr. Harrington also reaffirmed that he is bound by the restrictive covenants set forth in his employment agreement, which are the same as those applicable to other NEOs, as described below.

Other NEOs

Upon termination by EVERTEC Group without “cause” or resignation for “good reason” (both as defined below), in addition to the Accrued Obligations, Messrs. Román, Steurer, Vizcarrondo and Ramírez would be entitled to receive a lump sum severance payment equal to the greater of (a) the NEO’s annual base salary and (b) the amounts due pursuant to Puerto Rico Law No. 80 of May 30, 1976 (“Law 80”) severance formula in force at signage date. Under Puerto Rico law, if any employee (including any NEO) is terminated from his employment without “just cause,” (“cause” for purposes of the discussion in this section) as said term is defined by Law 80, he would be entitled to a statutory severance payment, which is calculated as follows: (i) employees with less than five years of employment—two months of salary plus an additional one week of salary per year of service; (ii) employees with five through fifteen years of employment—three months of salary plus two weeks of salary per year of service; and (iii) employees with more than fifteen years of employment—six months of salary plus three weeks of salary per year of service.

If Messrs. Román, Vizcarrondo or Ramírez is terminated by EVERTEC Group without “cause” or any of them resigned for “good reason” after September 30 of any year, the executive would also be entitled to receive a

40    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

prorated amount of the executive’s annual bonus for that year based on the number of days elapsed, referred to as a “Prorated Bonus.” If the employment of Messrs. Román, Vizcarrondo or Ramírez were terminated because of EVERTEC Group’s non-extension of the employment agreement, the executive would be entitled to receive the Accrued Obligations, his Prorated Bonus, and the greater of (a) continued payment of his base salary for six months and (b) amounts due under Law 80. If the employment of Messrs. Román, Vizcarrondo or Ramírez were terminated because of the executive’s non-extension of the employment agreement, the executive would be entitled to receive only the Accrued Obligations.

For Messrs. Harrington and Steurer, if employment were terminated because of non-extension of their respective employment agreement by either party, the executive would be entitled to receive only the Accrued Obligations.

Each NEO would be required to sign a separation agreement and general release of claims against EVERTEC Group and its affiliates as a condition to his entitlement to receive any severance payment or salary continuation under his employment agreement. Each NEO’s employment agreement also would restrict him from (i) competing with EVERTEC Group in Puerto Rico for twelve months following termination, (ii) soliciting any of EVERTEC Group’s employees, customers or other business relations for twelve months following termination, and (iii) disparaging EVERTEC Group at any time following termination.

The NEO employment agreements generally define “cause” as any of the following:

•	The commission of a felony or a crime of moral turpitude;
•	Engagement in conduct that constitutes fraud or embezzlement;
•	Engagement in conduct that constitutes gross negligence or willful misconduct that results, or could reasonably be expected to result, in harm to EVERTEC Group’s business or reputation;
•	Breach of any material terms of employment, including the NEO’s employment agreement, which results or could reasonably be expected to result in harm to EVERTEC Group’s business or reputation, if not cured (but curable) by the NEO within 15 days following his receipt of written notice from EVERTEC Group; or
•	Continued willful failure to substantially perform the duties of his position, if not cured (if curable) by the NEO within 15 days following his receipt of written notice from EVERTEC Group.

For purposes of the NEO’s employment agreement, each NEO would generally have “good reason” to terminate his employment if, without written consent, any of the following events occurred and are not cured by EVERTEC Group within 30 days of written notice specifying the occurrence of such event, which notice must be given by the NEO to EVERTEC Group within 30 days following the executive’s knowledge of the occurrence of the “good reason” event:

•	A material failure by EVERTEC Group to fulfill its obligations under the employment agreement;
•	A material and adverse change to, or a material reduction of, the NEO’s duties and responsibilities to EVERTEC Group;
•	A material reduction in the NEO’s base salary (not including any reduction related to a broader compensation reduction that is not limited to the NEO specifically and that is not more than 10% in the aggregate);
•	The relocation of the NEO’s primary office to a location from the prior location that materially increases his commute to work (applies only to Mr. Román if more than 50 miles, and Messrs. Vizcarrondo and Ramírez if more than 25 miles); or
•	The failure of any successor to assume the NEO’s employment agreement.

    EVERTEC, Inc. - 2015 Proxy Statement    41

COMPENSATION DISCUSSION AND ANALYSIS

Payments upon Termination or a Change in Control

The following table sets forth the compensation that each NEO would have been entitled to receive upon termination of employment or a change in control as of December 31, 2014, or in the case of Mr. Harrington, the compensation actually paid to him upon his separation from the Company.

Name Triggering Event	Severance Payment ($)	Other ($)(1)	Accelerated Vesting of Outstanding Option Awards ($)(2)	Total ($)
Peter Harrington Resignation with “good reason” / Termination without “cause” Change in control	$1,300,000 —	$111,191 —	$1,604,377 —	$3,015,568 —
Juan J. Román Resignation with “good reason” / Termination without “cause” Change in control	400,000 —	— —	— 541,710	400,000 541,710
Philip E. Steurer Resignation with “good reason” / Termination without “cause” Change in control	285,000 —	— —	— 643,600	285,000 643,600
Miguel Vizcarrondo Resignation with “good reason” / Termination without “cause” Change in control	461,538 —	— —	— —	461,538 —
Carlos J. Ramírez Resignation with “good reason” / Termination without “cause” Change in control	686,538 —	— —	— —	686,538 —

(1)	Includes the following amounts paid to Mr. Harrington in connection with his resignation, effective on December 31, 2014: accelerated equitable dividend adjustment ($63,932); COBRA premiums ($10,320); rent ($6,600); attorneys’ fees ($5,237); and the premium generated as a result of exercising his put right wherein he received the excess of the put price over the fair market value of his remaining shares and options ($25,102).

(2)	Outstanding option awards do not automatically vest upon a change in control. See “—Potential Payments upon Change in Control.”

42    EVERTEC, Inc. - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation in Fiscal Year 2014

The following table sets forth the compensation earned by our non-employee directors for their service for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Frank G. D’Angelo	$107,113	$93,755	$1,230	$202,098
Olga Botero	32,616	56,262	—	88,878
Jorge Junquera(4)	—	—	—	—
Teresita Loubriel	126,750	62,503	1,515	190,768
Néstor O. Rivera(4)	—	—	—	—
Scott I. Ross(4)	—	—	—	—
Alan H. Schumacher	128,000	62,503	1,515	192,018
Thomas W. Swidarski	3,011	37,516	—	40,527

(1)	Includes the portion of the annual retainer earned or paid during 2014, as well as other directors’ compensation fees earned during the year pursuant to the Company’s Independent Director Compensation Policy, as discussed below.

(2)	Includes grants of RSUs in accordance with the Board’s Independent Director Compensation Policy. The grant date fair value for awards granted to Mr. D’Angelo, Mr. Schumacher, Ms. Loubriel and Ms. Botero was $23.03 per share and the grant date fair value for awards granted to Mr. Swidarski was $21.45 per share, all computed in accordance with FASB ASC Topic 718. For a discussion of assumptions made in the valuation of awards, refer to Note 14 of the Audited Consolidated Financial Statements included in the Company’s Annual Report. The number of outstanding RSUs held by our non-employee directors as of December 31, 2014 was as follows:

Name	Date of Grant	Equity
Frank G. D’Angelo	September 1, 2014	4,071 RSUs
Olga Botero	September 1, 2014	2,443 RSUs
Teresita Loubriel	September 1, 2014	2,714 RSUs
Alan H. Schumacher	September 1, 2014	2,714 RSUs
Thomas W. Swidarski	December 17, 2014	1,749 RSUs

(3)	Represents compensation received as a result of dividend equivalents paid to directors on unvested restricted stock units (RSUs) in accordance with the applicable award agreements.

(4)	Messrs. Junquera, Rivera and Ross did not receive any compensation during the fiscal year 2014, because the Board’s director compensation policy at the time excluded employees of Popular, Inc. or Apollo Global Management, LLC or any of its subsidiaries from receiving any compensation for their services.

It is our Board’s policy that only non-employee directors who qualify as independent directors (as such determination is made by the Board in accordance with Section 303A.01 of the NYSE rules for listed companies) are eligible to receive compensation for their services. Until September 1, 2014 all independent directors received annual compensation as follows:

Regular Annual Compensation

	CHAIR	MEMBER
Board
Annual Cash Compensation	$75,000	$75,000
Annual Equity Compensation (RSUs)	$75,000	$75,000
Committees (in addition to Board compensation)
Audit Committee Cash	$15,000	$7,500
Compensation Committee Cash	$10,000	$5,000
Nominating and Corporate Governance Committee Cash	$5,000	$2,500

    EVERTEC, Inc. - 2015 Proxy Statement    43

COMPENSATION DISCUSSION AND ANALYSIS

Cash Meeting Fees

	IN-PERSON	REMOTE
Board	$2,000	$1,000
Audit Committee	$500	$500
Compensation Committee	$500	$500
Nominating and Corporate Governance Committee	$500	$500

In accordance with the above compensation structure, the Company granted RSUs to the independent directors, with vesting of the RSUs occurring on the first anniversary of the grant date, provided the independent director continued to be providing services as an independent director on such anniversary date. The RSUs include a dividend equivalent component, subject to the vesting of the RSUs.

On September 1, 2014, the Board revised its independent director compensation policy to increase from $75,000 to $125,000 the equity component of the regular annual compensation to any independent director who also serves as Chairman of the Board and to change the vesting date of equity compensation to the day immediately preceding the Company’s annual meeting of stockholders. The policy was further revised on March 1, 2015, to change the form of the equity component from restricted stock units to restricted stock, and to permit each independent director to elect to accept all or a portion of the independent director’s regular annual cash compensation in the form of restricted stock; provided (i) the portion allocated to the equity component is not less than 50% of the total regular annual compensation for each independent director other than the Chairman of the Board, and not less than 62.5% of the total regular annual compensation for the Chairman of the Board; and (ii) the independent director notifies the Company of his or her preferred distribution on or before five business days preceding the day of the Company’s annual meeting of stockholders. Restricted stock granted pursuant to the revised policy will vest on the day preceding the Company’s annual meeting of stockholders that immediately follows the date of grant or upon the independent director’s earlier death or disability, provided in each case that the independent director is then providing services to the Company. The directors are entitled to receive dividends with respect to the restricted stock.

The following table sets forth the Company’s current Independent Director Compensation Policy:

Regular Annual Compensation

	CHAIR	MEMBER
Board
Cash + Equity	$200,000	$150,000
Committees (in addition to Board compensation)
Audit Committee Cash	$15,000	$7,500
Compensation Committee Cash	$10,000	$5,000
Nominating and Corporate Governance Committee Cash	$5,000	$2,500

Cash Meeting Fees

	IN-PERSON	REMOTE
Board	$2,000	$1,000
Audit Committee	$500	$500
Compensation Committee	$500	$500
Nominating and Corporate Governance Committee	$500	$500

44    EVERTEC, Inc. - 2015 Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

As an emerging growth company for fiscal year 2013, we were not required to solicit a stockholder advisory vote on execution compensation in 2014. Our first stockholder advisory vote on execution compensation is being solicited pursuant to this Proxy Statement.

Our Board recognizes the fundamental interest our stockholders have in executive compensation. Accordingly, and provided for under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing our stockholders the opportunity to cast a non-binding advisory vote, commonly referred to as a “say-on-pay vote,” regarding the approval of the compensation of the Company’s NEOs as disclosed in this Proxy Statement.

We urge stockholders to carefully read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our NEOs.

We believe that our compensation policies for NEOs are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. Our executive compensation program pays for performance against financial targets that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management.

In the course of establishing the fiscal 2014 executive compensation program, our Compensation Committee determined the use of performance-based incentives to motivate our executive officers to achieve the Company’s business goals, after reviewing data and analyses regarding the median market compensation and the Company’s business expectations for fiscal 2014. The Compensation Committee received advice and counsel on the program from its independent executive compensation consultant, F.W. Cook, which provided no other services to our Company other than those provided directly to or on behalf of the Compensation Committee.

Because your vote is advisory, it will not be binding on either the Board or the Company. However, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining future executive compensation arrangements. In addition, your non-binding advisory vote described in this Proposal 3 will not be construed as: (i) overruling any decision by the Board, any Board committee or the Company relating to the compensation of the NEOs; or (ii) creating or changing any fiduciary duties or other duties on the part of the Board, any Board committee or the Company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE APPROVAL OF OUR

EXECUTIVE COMPENSATION ON AN ADVISORY BASIS.

    EVERTEC, Inc. - 2015 Proxy Statement    45

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

Overview

In addition to the advisory vote on executive compensation and in accordance with the Dodd-Frank Act, you have the opportunity to cast a non-binding advisory vote on how often you believe the advisory vote on executive compensation should be held in the future. Accordingly, you have the option of selecting a frequency of one, two or three years, or abstaining.

After thoughtful consideration and an ongoing dialogue with senior management, the Board believes that holding an advisory vote on executive compensation every year is the most appropriate policy for our stockholders and the Company at this time.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Although we grant equity awards with multi-year performance and service periods to encourage our executive officers to focus on long-term performance, we anticipate that a say-on-pay advisory vote conducted every year will enhance stockholder communication with the Board regarding executive compensation or any other matter.

Once again, you are encouraged to carefully read the “Compensation Discussion and Analysis” section of this Proxy Statement prior to voting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” A FREQUENCY OF

ONE YEAR FOR THE EXECUTIVE COMPENSATION ADVISORY VOTE.

46    EVERTEC, Inc. - 2015 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies for Approval of Related Party Transactions

We have a written policy relating to the approval of transactions involving related persons (“Related Party Transactions”), pursuant to which our Audit Committee will review and, subject to certain exceptions, approve or recommend to our Board for approval, all Related Party Transactions, which include any transactions that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC.

As set forth in our Related Transactions Policy and the Audit Committee Charter, in the course of its review and approval or ratification of a Related Party Transaction, our Audit Committee will:

•	satisfy itself that it has been fully informed as to the material facts of (i) the relationship and interest the related person has in the transaction; and (ii) the proposed Related Party Transaction; and

•	ultimately make its determination taking into consideration factors including whether the Related Party Transaction (i) was made in accordance with applicable rules and regulations; (ii) complies with the restrictions set forth in applicable contractual relationships, such as our debt agreements and the Stockholder Agreement; (iii) is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties; and (iv) is in the best interests of the Company.

Related Party Transactions

Other than compensation arrangements for our directors and NEOs described elsewhere in this Proxy Statement, we describe below Related Party Transactions during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our Common Stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The agreements described below were entered into in connection with the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of September 30, 2010, pursuant to which EVERTEC Group, LLC became a wholly-owned subsidiary of EVERTEC Intermediate Holdings, LLC (formerly Carib Holdings, LLC and Carib Holdings, Inc., hereinafter “Holdings”), and Apollo became the owner of approximately 51% of the outstanding voting capital stock of Holdings, with Popular retaining a 49% ownership interest (the “Merger”). Each of the agreements described below were entered into at the closing of the Merger and were the product of extensive arms-length negotiations between Apollo and Popular (two unrelated third parties) prior to the consummation of the Merger in which Apollo became the 51%-controlling stockholder of EVERTEC. Each of these agreements, including the Master Services Agreement, is comparable to those that the Company could have obtained in a transaction with an unrelated third party and is on terms that are no more or less favorable in the aggregate to the Company than terms that exist, where applicable, between the Company and unrelated third party customers of similar size and scale as Popular.

Master Services Agreement

We historically provided various processing and IT services to Popular and its subsidiaries pursuant to a master services agreement among us, Popular and certain of Popular’s subsidiaries (the “Master Services Agreement”).

At the closing of the Merger, we amended and restated the current master services agreement. Under the Master Services Agreement, Popular and BPPR agreed to, and caused their respective subsidiaries to,

    EVERTEC, Inc. - 2015 Proxy Statement    47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

receive the services covered by the Master Services Agreement, including certain changes, modifications, enhancements or upgrades to such covered services, on an exclusive basis from us. In exchange for the services, Popular, BPPR and their respective subsidiaries initially pay amounts that are set forth in a price list incorporated into the Master Services Agreement, which is generally based on the historical pricing practices among the parties. The parties agreed to review the service fees on an ongoing basis and may change such fees upon mutual agreement. As of September 30, 2012, such service fees are adjusted annually to reflect changes in the consumer price index, provided that any such fee adjustment may not exceed 5% per year. The Master Services Agreement provides that it is the intent of the parties to such agreement that the fees we charge to any “banking affiliate” under the Master Services Agreement will be in compliance with applicable laws, and, in order to ensure such compliance, the parties agreed to periodically review such fees to ensure that they represent and remain at levels consistent with the market terms that such banking affiliate would pay to an independent third party for providing similar services. The Master Services Agreement provides that when performing such review, the parties will pay particular attention to any available information on comparable market terms for similar services, and will evaluate and take into consideration the contracting terms and our performance of the services under the Master Services Agreement. The Master Services Agreement defines “banking affiliate” as any banking institution (including its subsidiaries) that is our affiliate for purposes of Section 23A and Section 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Board. Currently, BPPR, BPPR North America (“BPNA”) and their subsidiaries are our affiliates for purposes of Section 23A and Section 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Board.

In addition, Popular, BPPR and their respective subsidiaries agreed to grant us a right of first refusal to (i) provide our services to support Popular, BPPR and their respective subsidiaries’ implementation of any development, maintenance, enhancement or modification of any services provided by us under the Master Services Agreement; (ii) create or offer certain new services or products that Popular, BPPR or one of their respective subsidiaries determine to offer to their customers; or (iii) provide certain core bank processing and credit card processing services that are currently provided by third parties to certain subsidiaries of Popular, if Popular and BPPR and their respective subsidiaries determine to extend or renew these services, which are currently provided by third parties. We agreed to grant Popular, BPPR and their respective subsidiaries a right of first refusal to purchase any new service or product created or developed by us internally or by a third party, unless the service or product was created or developed by, or at the specific request of, a client other than Popular, BPPR and their respective subsidiaries.

We agreed under the Master Services Agreement that we will not compete with Popular, BPPR and their respective subsidiaries in offering, providing or marketing certain payment processing services that are currently offered by Popular, BPPR and their respective subsidiaries to certain identified customers of Popular, BPPR and their respective subsidiaries. Popular, BPPR and their subsidiaries agreed not to hire or solicit any of our employees, subject to customary carve-outs. The Master Services Agreement also contained a non-circumvention covenant, which is intended to prohibit us on the one hand, and Popular, BPPR and their subsidiaries on the other hand, from engaging in certain actions designed or intended to divert customers from the other.

Except for cases of our gross negligence or willful misconduct, our liability for breach under the Master Services Agreement is limited to the amount paid for such services under the Master Services Agreement. Under certain circumstances, breaches with respect to certain services result only in service credits accruing to Popular, BPPR and their respective subsidiaries in lieu of the payment of monetary damages.

The Master Services Agreement provides for a 15-year term which commenced upon the closing of the Merger (subject to our option to extend such term by an additional three years upon a “Popular parties change of control” (as defined in the Master Services Agreement) of Popular or BPPR). After the initial term, the Master Services Agreement will renew automatically for successive three-year periods, unless a party gives written notice of non-renewal to the other parties not less than 1 year prior to the relevant renewal date. The Master Services Agreement provides for termination by a party (i) for the other party’s breach of the agreement that results in a material adverse effect on the terminating party that continues for more than 90 days; (ii) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days; or (iii) for a prohibited assignment of the Master Services Agreement by the other party. In addition, Popular and BPPR are permitted to terminate the

48    EVERTEC, Inc. - 2015 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Master Services Agreement up to 30 days following the occurrence of a change of control of EVERTEC Group (an “EVERTEC change of control” as defined in the Master Services Agreement), unless (A) the acquirer is identified to Popular and BPPR at least 30 business days prior to the proposed EVERTEC change of control; (B) neither the acquirer nor any of its affiliates is engaged, directly or indirectly, in the banking, securities, insurance or lending business, from which they derive aggregate annual revenues from Puerto Rico in excess of $50.0 million unless none of them has a physical presence in Puerto Rico that is used to conduct any such business; (C) we (or our successor, as applicable) will be solvent (as defined in the Master Services Agreement) after the proposed EVERTEC change of control; and (D) following the EVERTEC change of control, we (or our successor, as applicable) will be capable of providing the services under the Master Services Agreement at the level of service that is required under the Master Services Agreement (the “Popular Termination Condition”).

We agreed to provide certain transition assistance to Popular, BPPR and their respective subsidiaries in connection with (i) the termination of the Master Services Agreement; (ii) the termination of a particular service provided by us under the Master Services Agreement; or (iii) a release event under the Technology Agreement (as described below).

For the fiscal year ended December 31, 2014, we recorded revenue of approximately $161.6 million from Popular, BPPR and their respective subsidiaries under the Master Services Agreement. The revenues attributable under the Master Services Agreement are primarily (i) transaction-based fees, which depend on factors such as number of accounts or transactions processed and typically consist of a fee per transaction or item processed, a percentage of dollar volume processed or a fee per account on file, or some combination thereof; and (ii) fixed fees per month or based on time and expenses incurred. The transaction-based fees and monthly fixed fees paid by Popular are consistent with the fees charged by the Company to its other banking clients for comparable services. Individual pricing terms charged to Popular and our other banking clients may vary based on volume and/or to the extent the service provided is customized to fit the particular customer need. As discussed above, the Master Services Agreement was negotiated on an arms-length basis by Apollo and Popular in connection with the Merger, is on terms that are comparable to those that the Company could have obtained in a transaction with an unrelated third party and such terms are no more or less favorable in the aggregate to the Company than terms that exist, where applicable, between the Company and unrelated third party customers of similar size and scale as Popular.

Technology Agreement

At the closing of the Merger, we and Popular entered into a Technology Agreement, pursuant to which we deposited certain proprietary software, technology and other assets into escrow. According to the Technology Agreement we must continue to make deposits on a semi-annual basis during the term of the Master Services Agreement and the term of any transition period under the Master Services Agreement. As specified in the Technology Agreement, Popular has the right and option, upon the occurrence of certain release events, to obtain the release of part, and upon the occurrence of other release events, all of the materials deposited into escrow. Upon the occurrence of any release event, Popular will also have the option to elect to exercise its rights under a license granted by us to Popular to use and otherwise exploit all or any part of the released materials for the term (perpetual or term-limited) specified by Popular. We and Popular will negotiate the fair market value of the rights elected by Popular upon the release of the escrow.

Popular is permitted to terminate the Technology Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the Technology Agreement).

ATH Network Participation Agreement

We historically gave BPPR access to the ATH network pursuant to an ATH network participation agreement between us and BPPR. At the closing of the Merger, we amended and restated the current ATH network participation agreement (as amended and restated, the “ATH Network Participation Agreement”). Under the ATH Network Participation Agreement, we (i) give BPPR access to the ATH network by providing various services, including by connecting BPPR’s ATMs to the ATH network, monitoring BPPR’s ATMs, agreeing to forward transactions from connected terminals to the participant of the ATH network and settling transactions

    EVERTEC, Inc. - 2015 Proxy Statement    49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

among ATH network participants from all POS and ATM terminals on a daily basis (collectively, the “ATH Network Services”); and (ii) grant to BPPR a non-exclusive, non-transferable, limited, royalty free license to use the ATH logo and the ATH word mark and any other trademarks or service marks used by us in connection with the ATH network (collectively, the “ATH Mark”) within the U.S. territories, Puerto Rico, and any other country where the ATH Mark is registered or subject to registration.

The ATH Network Participation Agreement provides for a 15-year term which commenced upon the closing of the Merger (subject to our option to extend such term by an additional three years upon a change of control (as defined in the ATH Network Participation Agreement) of BPPR). After the initial term, the ATH Network Participation Agreement will renew automatically for successive three-year periods, unless a party gives written notice to the other party not less than 1 year prior to the relevant renewal date. The ATH Network Participation Agreement provides for termination (i) by us if BPPR commits a material breach, which includes, but is not limited to (A) any activities or actions of BPPR which reflect adversely on our business reputation, any participant in the ATH network or the ATH network; or (B) any breach of the license described above; (ii) by BPPR, if we commit a breach or series of breaches that results in a material adverse effect on BPPR; or (iii) by either party (A) for a failure by the other party to pay any properly submitted invoice for a material amount in the aggregate that is undisputed for a period of more than 60 days; or (B) for a prohibited assignment of the ATH Network Participation Agreement by the other party. In addition, BPPR is permitted to terminate the ATH Network Participation Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the ATH Network Participation Agreement).

BPPR also agreed to grant us a right of first refusal with respect to any development, maintenance or other technology project related to the ATH Network Services and will agree to exclusively use us to provide the ATH Network Services throughout the term of the ATH Network Participation Agreement.

For the fiscal year ended December 31, 2014, we recorded revenue of approximately $16.2 million from BPPR under the ATH Network Participation Agreement.

ATH Support Agreement

We and BPPR entered into the ATH Support Agreement at the closing of the Merger pursuant to which BPPR agreed to support the ATH brand by (i) supporting, promoting and marketing the ATH network and brand and debit cards bearing the symbol of the ATH network, either exclusively or with the symbol of another credit card association; and (ii) issuing in each successive twelve month period at least a set minimum number of debit cards exclusively bearing the symbol of the ATH network (“ATH Debit Cards”). BPPR is not responsible for any failure to issue at least the required minimum number of ATH Debit Cards under the ATH Support Agreement during any twelve month period if as a result of factors outside of BPPR’s control there is a change in demand for debit cards (including a reduction in the demand for ATH Debit Cards ), an increase in demand for debit cards bearing the symbol of the ATH network and the symbol of another credit card association (“Dual Branded Debit Cards”) or the development of new payment technologies in the market that result in a decrease in demand for debit cards (including a reduction in demand for ATH Debit Cards). BPPR also agreed not to, and will not create incentives for its or its affiliates’ personnel to, promote, support or market (i) debit cards other than ATH Debit Cards or Dual Branded Debit Cards; or (ii) credit cards in a manner targeted to negatively impact the issuance of ATH Debit Cards and Dual Branded Debit Cards. The ATH Support Agreement terminates upon the earlier of 15 years after the date of the closing of the Merger or the termination of the Master Services Agreement.

BPPR agreed that, during the term of the ATH Support Agreement, it may not directly or indirectly enter into any agreement with another card association to issue Dual Branded Debit Cards without our prior written consent. Under the ATH Support Agreement, if BPPR desires to enter into such an agreement, it will consult with us and provide documentation and other support requested by us to demonstrate that BPPR’s entry into the agreement will have a direct economic benefit to us. We will then be required to make a good faith determination based on such documentation and support whether to consent to BPPR’s entry into the agreement.

BPPR is permitted to terminate the ATH Support Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the ATH Support Agreement).

50    EVERTEC, Inc. - 2015 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Independent Sales Organization Sponsorship and Service Agreement

At the closing of the Merger, we amended and restated an interim Independent Sales Organization Sponsorship and Service Agreement previously entered into with BPPR (as amended and restated, the “ISO Agreement”). Under the ISO Agreement, BPPR sponsors us as an independent sales organization with respect to certain credit card associations and we provide various services including, among other things, the payment processing services to merchants (“Merchant Services”), the signing up and underwriting of merchants to accept such Merchant Services and the sale of various products related to the Merchant Services. This agreement also provides that the parties will establish the fees to be paid by EVERTEC Group to BPPR for the fraud monitoring services provided by BPPR. The term of the ISO Agreement will continue until December 31, 2025 and thereafter will be automatically renewed for successive three-year periods unless written notice of non-renewal is given at least one year in advance by either party.

Pursuant to the ISO Agreement, BPPR is the acquiring member with respect to the credit card associations covered by the ISO Agreement for anyone in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands. However, if BPPR is unable (for any reason other than a merchants’ refusal to enter into a merchant agreement with BPPR through no fault of BPPR) or unwilling to act as the acquiring member for any merchant, we may enter into an agreement with another financial institution to serve as the sponsoring bank with respect to such person. However, in order to use another financial institution as the sponsoring bank with respect to any merchant, we must make a good faith determination that the provision of Merchant Services to the merchant does not pose an unreasonable financial, regulatory or reputational risk to us or BPPR.

Additionally, pursuant to the ISO Agreement, BPPR agreed to exclusively refer to us any merchant that inquires about, requests or otherwise evidences interest in the Merchant Services. BPPR will receive a referral fee for each merchant referred that subsequently agrees to receive Merchant Services from us. We also agreed under the ISO Agreement to refer to BPPR any merchant doing business in Puerto Rico, the U.S. Virgin Islands and the British Virgin Islands that inquires about, requests or otherwise evidences interest in banking services or products. BPPR also agreed to make monthly payments to EVERTEC Group as a means of subsidizing certain Merchant Services provided by EVERTEC Group on less than favorable terms in connection with two existing customer relationships that are favorable to Popular and its affiliates as a whole. These subsidies were historically reflected in an agreement between the Merchant Acquiring business and BPPR.

During the term of the ISO Agreement and for one year following the termination of the ISO Agreement for any reason, BPPR may not and may not cause any independent sales organization sponsored by BPPR to solicit any merchant receiving Merchant Services from us to receive such services instead from another independent sales organization. This non-solicitation restriction does not apply, however, to (i) any banking customer of BPPR to which we are unable or unwilling to provide Merchant Services; and (ii) to any merchant with respect to the solicitation by BPPR to provide banking services and products.

BPPR is permitted to terminate the ISO Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the ISO Agreement). For the fiscal year ended December 31, 2014, we recorded revenue of approximately $73.9 million under the ISO Agreement.

Cash Depot Subcontract

We provide certain cash depot services (the “Cash Depot Services”) as a subcontractor of BPPR to depository institutions doing business in Puerto Rico and the U.S. Virgin Islands pursuant to a subcontract between us and BPPR (the “Subcontract”). However, we do not make any payments to, or receive any payments from, BPPR under the Subcontract (although we are required under the Subcontract to reimburse BPPR for any costs they may incur under the Cash Depot Agreement). Instead, we bill the Puerto Rico Bankers Association (“PRBA”), who pays us directly and the PRBA then separately invoices those depository institutions that use the Cash Depot Services. In order to use the Cash Depot Services, depository institutions must apply through, and be approved by, the quasi-government organization who holds the prime contract with BPPR and the PRBA (the “Cash Depot Agreement”) and who ultimately decides who can provide the Cash Depot Services and who has the right to terminate the services as further described below. BPPR is

    EVERTEC, Inc. - 2015 Proxy Statement    51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

one of the 21 depository institutions that receive services from us under the Subcontract, on the same terms and conditions as the other participants, and BPPR pays the PRBA for those services.

The Subcontract is effective for so long as the Cash Depot Agreement is in effect. Under the terms of the Subcontract, either party may terminate the subcontract prior to the expiration of the Subcontract by giving the other party advance notice. However, under the Merger Agreement, Popular agreed that until the termination of the ISO Agreement, the Master Services Agreement or the assignment of the Cash Depot Agreement, Popular will cause BPPR to not terminate the Cash Depot Agreement or take any action that would deprive us of the economic benefit that we derive from the Cash Depot Agreement. In addition, the quasi-government organization that is a party to the Cash Depot Agreement may terminate the Cash Depot Agreement and thereby cause the termination of the Subcontract upon advance notice or upon the occurrence of certain triggering events, one of which is a material change in the ownership, management and/or operations of BPPR and/or EVERTEC. The quasi-government organization that is a party to the Cash Depot Agreement waived triggering events that may have arisen in connection with the Merger and our subsequent registered public offerings. Furthermore, the quasi-government organization confirmed that future issuances and/or transfers of stock of the Company would not constitute a triggering event so long as such transaction or series of related transaction does not result in a person or group of persons acting in concert (i) acquiring beneficial ownership of 25% or more of the Company’s common stock or (ii) acquiring 25% or more of the voting power of the Company’s equity securities.

For the fiscal year ended December 31, 2014, we recorded revenue of approximately $1.6 million under the Subcontract.

Amended Lease

The Company and BPPR are parties to the Master Lease Agreement, as amended, that governs the premises leased by us at the Cupey Center for use as our headquarters. On March 31, 2015, the Company notified BPPR that it was exercising its option to renew the Master Lease Agreement for an additional five-year term. The Master Lease Agreement can be renewed at our option for up to three additional five-year terms. We paid approximately $7 million (including estimated operating expenses) to BPPR in annual rent under the Master Lease Agreement during the fiscal year ended December 31, 2014. We have a right of first refusal over substantially all of the leased premises in the event that BPPR desires to sell the property.

Virgin Islands Services Agreement

We entered into a Virgin Islands Services Agreement whereby BPPR provides our Merchant Acquiring business with the services that are provided by the Virgin Islands employees that BPPR did not transfer to us in connection with the Merger. The term of the Virgin Islands Services Agreement continues until three years following the closing of the Merger and thereafter will be automatically renewed for successive one-year periods unless written notice of non-renewal is given at least 30 days in advance by either party. The Virgin Islands Services Agreement provides for termination by (i) us at any time upon giving at least 30 days advance written notice; and (ii) BPPR in the event we fail to pay a material undisputed invoiced amounts. In addition, BPPR is permitted to terminate the Virgin Islands Services Agreement upon the satisfaction of the Popular Termination Condition (as applicable to the Virgin Islands Services Agreement).

For the fiscal year ended December 31, 2014, we paid approximately $7.1 million to BPPR under the Virgin Island Services Agreement.

Stockholder Agreement

In connection with the Merger, Holdings entered into a Stockholder Agreement with Popular, Apollo and the other stockholders of Holdings, which was amended and restated in connection with a reorganization of the Company and is now an agreement among the Company, Popular, Apollo and certain of our other stockholders. Prior to the completion of our initial public offering, we entered into an amendment to the Stockholder Agreement. The Stockholder Agreement, as amended, among other things, sets forth certain rights and restrictions with respect to our Common Stock. On June 30, 2013, we entered into a Second

52    EVERTEC, Inc. - 2015 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amendment to the Stockholder Agreement to, among other things, allow our Board to fill vacancies on the Board, provided that any person chosen to fill such vacancy shall be selected in accordance with the provisions of the Stockholder Agreement. On November 13, 2013, we entered into a Third Amendment to the Stockholder Agreement to, among other things, facilitate the use of 10b5-1 plans by the management holders. The description below is a summary of the terms of the Stockholder Agreement, as amended.

For purposes of the following summary, as of the Record Date, Popular owns 12.9% of our Common Stock outstanding. Apollo no longer owns any of our Common Stock and therefore its rights and obligations under the Stockholder Agreement terminated in accordance with the terms of the Stockholder Agreement.

Director Nomination Rights

Our Board is currently comprised of nine directors. Messrs. Junquera and Rivera and Mrs. Loubriel were originally nominated to the Board by Popular under its director nominee rights granted by the Stockholder Agreement. Messrs. D’Angelo and Schumacher were originally nominated to the Board by Apollo under its director nominee rights granted by the Stockholder Agreement. Morgan M. Schuessler, Jr. has been the management director since April 1, 2015, and shall continue to be the management director for so long as he holds the office of CEO of EVERTEC Group, after which time the individual holding the office of chief executive officer of EVERTEC Group will become the management director. The Stockholder Agreement provides that, subject to applicable law and to certain adjustments, Popular will have the right to nominate three members to our Board, so long as Popular owns, together with its affiliates, 25% or more of the then outstanding voting Common Stock (the “25% board right”). In addition, for so long as Popular owns, together with its affiliates, more than 10% but less than 25% of our then outstanding Common Stock, it will have the right to nominate two members of our Board (the “10% board right”). Similarly, for so long as Popular owns, together with its affiliates, more than 5% but less than 10% of our then outstanding Common Stock, it will have the right to nominate one member of our Board (the “5% board right”). In addition, if there are any vacancies on our Board as a result of the aggregate number of our directors that Popular has the right to nominate pursuant to the Stockholder Agreement being less than eight, then a committee consisting of our entire Board (other than any directors who are to be replaced because Popular has lost the right to nominate them) has the right to nominate the individuals to fill such vacancies, which nominees must be reasonably acceptable to Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding Common Stock. Our Stockholder Agreement further clarifies that it does not eliminate the right of stockholders holding a majority of our outstanding Common Stock to remove any such director with or without cause or the right of any of our stockholders to nominate a person for election as a director (whether to fill a vacancy or otherwise) at any meeting of the stockholders in accordance with applicable law, our Charter and our By-Laws.

Popular has agreed to vote all of its shares of our Common Stock and to take all other actions within its control to cause the election of directors nominated in accordance with the Stockholder Agreement. Similarly, we have agreed to take all actions within our control necessary and desirable to cause the election of directors nominated in accordance with the Stockholder Agreement.

Except for certain exceptions described in the Stockholder Agreement, and subject to applicable law, Popular’s director nominees may only by removed and replaced by Popular. The Stockholder Agreement also provides that we will, at all times, cause the EVERTEC Group Board and the board of directors of Holdings to be comprised of the same individuals as our Board.

Quorum Rights

The Stockholder Agreement provides that a quorum for the transaction of business at any meeting of the stockholders consist of (i) stockholders holding a majority of our outstanding Common Stock and entitled to vote at such meeting; and (ii) Popular, for so long as it owns, together with its affiliates, 20% or more of our outstanding Common Stock. If a stockholder meeting is adjourned for lack of a quorum due to Popular failing to attend the meeting, a quorum at a reconvened meeting of the stockholders (with the same agenda as the adjourned meeting) shall not require the presence of Popular, as long as stockholders holding a majority of our outstanding Common Stock and entitled to vote at such meeting are in attendance at such reconvened meeting.

    EVERTEC, Inc. - 2015 Proxy Statement    53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Stockholder Agreement provides that a quorum for the transaction of business at any meeting of the Board consist of (i) a majority of the total number of directors then serving on the Board; and (ii) at least one director nominated by Popular, for so long as it owns, together with its affiliates, 5% or more of our outstanding Common Stock, If a Board meeting is adjourned for lack of a quorum due to Popular’s director nominees failing to attend such meeting, a quorum at a reconvened meeting of the Board (with the same agenda as the adjourned meeting) shall not require the presence of Popular director nominees, in each case, as long as a majority of the directors then in office are in attendance at such reconvened meeting.

Additional Stockholder Rights

Popular has the right, for so long as it owns, together with its affiliates, 20% or more of our outstanding Common Stock, to approve certain corporate actions before we may take such actions. Among the corporate actions requiring Popular’s prior approval are: (i) amending the organizational documents of us or any of our subsidiaries; (ii) issuing equity of us or any of our subsidiaries, subject to certain exceptions; (iii) acquiring or disposing of significant assets; (iv) incurring debt for borrowed money under certain circumstances; (v) entering into or amending certain significant contracts; (vi) entering into certain related party transactions; and (vii) materially changing the terms and conditions of the management long-term compensation plan.

In addition, for so long as Popular owns, together with its affiliates, 10% or more of our outstanding Common Stock and has the right to nominate at least one director, the approval of at least one director nominated by Popular shall be necessary, to approve (i) any issuance of preferred stock of us or any of our subsidiaries (other than the issuance of preferred stock by one of our wholly owned subsidiaries to us or another of our wholly owned subsidiaries) and (ii) any transfer of equity in Holdings or EVERTEC Group, in each case subject to certain exceptions.

Popular and certain of its transferees are also entitled to information rights and inspection rights, in each case for so long as it satisfies certain ownership thresholds set forth in the Stockholder Agreement.

In addition, the Stockholder Agreement grants certain demand registration rights to Popular and certain of its transferees and piggyback registration rights to each stockholder, subject to customary cutbacks. Under the Stockholder Agreement, EVERTEC, Inc. has agreed to assume certain fees and expenses associated with registration. The Stockholder Agreement contains customary provisions with respect to registration proceedings, underwritten offerings, and indemnity and contribution rights.

Registration Rights

The Stockholder Agreement grants Popular the right to request up to four registrations under the Securities Act on Form S-1 (or any successor form) or similar long-form registration statement (each, a “Long-Form Registration”) of all or any portion of the shares of our Common Stock beneficially owned by the requesting holder if the shares to be sold in any such registration (including piggyback shares and before deduction of any underwriting discounts) reasonably are expected to exceed $75.0 million, subject to cutbacks. Popular may request that any such Long-Form Registration be an underwritten offering, and no registration shall count as one of Popular’s four permitted Long-Form Registrations, unless such registration (i) has become effective and (ii) includes at least 75% of the shares of our Common Stock sought by Popular to be included in such Long-Form Registration.

The Stockholder Agreement also grants Popular the right, at any time after we are eligible to file a registration statement on Form S-3, to request an unlimited number of registrations under the Securities Act on Form S-3 (or any successor form) or any similar short form registration statement (each, a “Short-Form Registration”) of all or any portion of the shares of our Common Stock beneficially owned by Popular if the shares to be sold in any such Short-Form Registration (including piggyback shares and before deduction of any underwriting discounts) reasonably are expected to exceed $50.0 million, subject to cutbacks. Popular may request that any such Short-Form Registration be an underwritten offering.

The Stockholder Agreement obligates us, at any time after the one year anniversary of our initial public offering, to use commercially reasonable efforts to file, no later than 45 days following any written request from Popular, a registration statement on Form S-3 (or any successor form) or any similar short-form registration statement (the “Form S-3 Shelf”) for an offering to be made on a delayed or continuous basis

54    EVERTEC, Inc. - 2015 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

covering the resale of shares of our Common Stock. Following the effectiveness of the Form S-3 Shelf, Popular may request unlimited shelf-takedowns if the total offering price of the shares to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) reasonably is expected to exceed $25.0 million.

Whenever we propose to register any shares of our Common Stock, whether in a primary or secondary offering, each holder of shares of our Common Stock party to the Stockholder Agreement (including, for the avoidance of doubt, Popular) has the right to request that shares beneficially owned by such holder be included in such registration, subject to cutbacks. Under the Stockholder Agreement, we have agreed to pay the fees and expenses associated with such registrations (excluding discounts and commissions and other selling expenses payable by the selling holders). The Stockholder Agreement contains customary provisions with respect to registration proceedings, underwritten offerings, and indemnity and contribution rights.

Transfer Restrictions

Subject to certain exceptions set forth in the Stockholder Agreement, without the prior written consent of Popular for so long as it owns, together with its affiliates, at least 5% of our outstanding Common Stock, none of the parties to the Stockholder Agreement may sell shares of our Common Stock representing 20% or more of the total number of outstanding shares of our Common Stock at the time of such sale directly to certain transferees previously identified by Popular to the other parties to the Stockholder Agreement.

The members of our management who are party to the Stockholder Agreement are also subject to certain restrictions set forth in the Stockholder Agreement, but can generally sell their shares of Common Stock pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act.

Additional Restrictions

The Stockholder Agreement contains a covenant restricting us and our subsidiaries from engaging in any business (including commencing operations in any country in which they do not currently operate), subject to certain exceptions, if such activity would reasonably require Popular or an affiliate of Popular to seek regulatory approval from, or provide notice to, any bank regulatory authority. This covenant will remain in effect for so long as the activities and investments of us and our subsidiaries are subject to restrictions under the Bank Holding Company Act of 1956, as amended, because of Popular’s and/or its affiliates’ ownership of our Common Stock.

The Stockholder Agreement also provides that the adoption of any stockholder rights plan, rights agreement or other form of “poison pill” which is designed to or has the effect of making an acquisition of large holdings of the Common Stock more difficult or expensive must be approved by a majority of our Board and approved by at least one director nominated by Popular (or certain of its transferees) in each case for so long as Popular (or certain of its transferees) owns, together with its affiliates, 5% or more of our outstanding Common Stock.

Certain Provisions Particular to Management Holders

We have the right to purchase all of our Common Stock (and options and warrants exercisable for our Common Stock) beneficially owned by any of our stockholders who is employed by or who serves as a consultant or director for us or any of our subsidiaries upon such stockholder (1) ceasing to be employed by us or any of our subsidiaries for any reason or (2) experiencing a bankruptcy event. Subject to tolling under certain circumstances set forth in the Stockholder Agreement, we must exercise this repurchase right within twelve months following the date on which such stockholder ceases to provide services to us or our subsidiaries. We may designate this repurchase right to Popular or any complete rights transferee.

The Stockholder Agreement also provides that each such stockholder party to such agreement is subject to certain non-solicitation and non-competition restrictions which remain in effect until the stockholder ceases to be employed by us or any of our subsidiaries.

Under the Stockholder Agreement, the restrictions described in the paragraph above do not apply to Popular or any of its affiliates.

    EVERTEC, Inc. - 2015 Proxy Statement    55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Assignment of Rights

Subject to certain limitations set forth in the Stockholder Agreement, Popular may assign the stockholders meeting quorum, 10% board right, 5% board right and up to two long form demand registration rights to any person to whom Popular transfers 20% of more of the shares of our Common Stock held by Popular as of the date of the Stockholder Agreement. Such transferee can in turn assign such rights to any person to whom it transfers 100% of the shares of Common Stock acquired by it in connection with the assignment pursuant to which it became a partial rights transferee. Such transferees are also entitled to certain other rights set forth in the Stockholder Agreement (including the registration rights, information rights and inspection rights described above) upon becoming a party thereto.

56    EVERTEC, Inc. - 2015 Proxy Statement

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding the beneficial ownership of our Common Stock as of the Record Date, by:

•	Each person or group who beneficially owns more than 5% of our Common Stock; and

•	Each of our directors as of the Record Date, each of our NEOs in the Summary Compensation Table and all of our current executive officers and directors as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which the person has no economic interest.

Except as otherwise indicated by footnote, (i) the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them; (ii) applicable percentage of beneficial ownership is based on 77,443,004 shares of Common Stock outstanding on the Record Date; and (iii) the address of each beneficial owner listed in the following table is c/o EVERTEC, Inc., Road 176, Km. 1.3, San Juan, Puerto Rico 00926.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percent
Popular, Inc.(1)	11,654,803	15.05%
FMR, LLC(2)	8,197,799	10.59%
Manning & Napier Advisors, LLC(3)	6,668,322	8.61%
Waddell & Reed Financial, Inc.(4)	4,724,866	6.10%
The Vanguard Group(5)	3,899,587	5.04%
Morgan M. Schuessler, Jr.	—	*
Juan J. Román	268,212	*
Philip E. Steurer	15,000	*
Miguel Vizcarrondo	235,281	*
Carlos J. Ramírez	228,743	*
Frank G. D’Angelo(6)	20,097	*
Olga Botero(7)	2,433	*
Jorge Junquera(8)	872	*
Teresita Loubriel(7)	5,289	*
Néstor O. Rivera(9)	—	*
Alan H. Schumacher(7)	5,491	*
Brian J. Smith(8)	1,163	*
Thomas W. Swidarski(7)	1,749	*
Directors and Executive Officers as a Group (15 persons)(10)	826,758	*

*	Less than one percent.

    EVERTEC, Inc. - 2015 Proxy Statement    57

STOCK OWNERSHIP

(1)	Based on information reported by Popular on Schedule 13G filed with the SEC on February 13, 2014. Popular disclaims beneficial ownership of all shares of Common Stock held of record or beneficially owned by it except to the extent of its pecuniary interest therein. The address of Popular is 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918.

(2)	Beneficial ownership is as of December 31, 2013, and is based on information reported by FMR LLC and its chairman, Edward C. Johnson 3d on Schedule 13G/A filed with the SEC on March 9, 2015. The Schedule 13G/A states that FMR LLC is deemed to be the beneficial owner of 8,197,799 shares that are also beneficially owned by certain of its subsidiaries and affiliates, including Fidelity Management & Research (Hong Kong) Limited, Pyramis Global Advisors Trust Company and Pyramis Global Advisors, LLC . In the Schedule 13G/A, FMR LLC lists its address as 245 Summer Street, Boston, MA 02210.

(3)	Based on information reported by Manning & Napier Advisors, LLC on Schedule 13G filed with the SEC on January 16, 2015 in its capacity as an investment adviser. Manning & Napier Advisors, LLC lists its address as 290 Woodcliff Drive, Fairport, NY 14450.

(4)	Based on information reported by Waddell & Reed Financial, Inc. (“WDR”) on Schedule 13G filed with the SEC on February 13, 2015, which sets forth beneficial ownership as of December 31, 2014, consists of (i) 2,603,076 shares of Common Stock beneficially owned by Ivy Investment Management Company (“IICO”) in its capacity as an investment adviser; and (ii) 2,121,790 shares of Common Stock beneficially owned by Waddell & Reed Investment Management Company (“WRIMCO”) in its capacity as an investment adviser. IICO is a subsidiary of WDR and WRIMCO is a subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the securities covered by the Schedule 13G under applicable SEC rules. In the Schedule 13G, WDR lists its address as 6300 Lamar Avenue, Overland Park, KS 66202.

(5)	Based on information reported by The Vanguard Group, Inc. (“Vanguard”) on Schedule 13G filed with the SEC on February 11, 2015, which sets forth beneficial ownership as of December 31, 2014. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 83,331 shares of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 4,900 shares of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings. In the Schedule 13G, Vanguard lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Beneficial shares reported include 3,390 RSUs granted pursuant to Mr. D’Angelo’s compensation as Interim CEO, as well as RSUs granted as independent director compensation (See footnote (2) of the table Director Compensation in Fiscal Year 2014).

(7)	Beneficial shares reported include RSUs granted as independent director compensation (See footnote (2) of the table Director Compensation in Fiscal Year 2014).

(8)	Beneficial shares reported represent restricted stock granted as independent director compensation, which shall vest on May 28, 2015 or upon the independent director’s earlier death or disability, provided in each case that the independent director is then providing services to the Company.

(9)	Mr. Rivera is an officer of Popular. To the extent that Mr. Rivera may be deemed to be the beneficial owner of shares beneficially owned by Popular, Mr. Rivera disclaims beneficial ownership of any such shares.

(10)	Includes 50,000 vested but unexercised stock options pertaining to Eduardo Camargo.

Compensation Committee Interlocks and Insider Participation

Other than (i) Mr. D’Angelo, who served as our Interim CEO from January 1, 2015 until March 31, 2015; and (ii) Mr. Schuessler, who currently serves as our President and CEO, none of our directors has ever been one of our officers or employees. In 2014, none of our directors had any relationship that requires disclosure by us under the SEC rules related to certain relationships and related party transactions. During 2014, none of our executive officers served as a member of the compensation committee of another entity, any of whose executive officers served on our Board, and none of our executive officers served as a director of another entity, any of whose executive officers served on our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, or “Section 16(a),” requires that directors, executive officers, and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons,” file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of

58    EVERTEC, Inc. - 2015 Proxy Statement

STOCK OWNERSHIP

Common Stock and other equity securities. Such reports are filed on Form 3, Form 4 and Form 5 under the Exchange Act, as appropriate. Reporting persons holding the Company’s stock are required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on the Company’s review of copies of these reports, and written representations from such reporting persons, the Company believes that all filings required to be made by reporting persons holding the Company’s stock were timely filed for the fiscal year ended December 31, 2014 in accordance with Section 16(a), with the exception of Statement of Change in Beneficial Ownership of Securities – Form 4 corresponding to Mr. Harrington which was filed on December 31, 2014 for a transaction occurring on December 19, 2014.

    EVERTEC, Inc. - 2015 Proxy Statement    59

OTHER MATTERS

Stockholder Proposals for the Company’s 2016 Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2016 Annual Meeting of Stockholders must ensure that the proposal is received by the Secretary of the Company at EVERTEC, Inc., Road 176, Km. 1.3, San Juan, Puerto Rico, 00926:

•	not later than December 18, 2015, if the proposal is to be considered for inclusion in the Company’s 2016 Proxy Statement; or

•	on or after January 30, 2016, but no later than February 29, 2016, for any nominations or any other business to be properly brought before the meeting.

Other Business

Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

By Order of the Board of Directors,

Frank G. D’Angelo Chairman of the Board of Directors	Morgan M. Schuessler, Jr. President and Chief Executive Officer

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

60    EVERTEC, Inc. - 2015 Proxy Statement

EVERTEC, INC.

ROAD 176, KM 1.3.

SAN JUAN, PUERTO RICO 00926

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. AST the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. AST the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M86782-P61858	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVERTEC, INC.

The Board of Directors recommends you vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3 and 1 year for Proposal 4:
1.	Election of Directors	For	Withhold

	1a. Frank G. D’Angelo	☐	☐

	1b. Morgan M. Schuessler, Jr.	☐	☐				For	Against	Abstain

	1c. Olga Botero	☐	☐	2.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.		☐	☐	☐
	1d. Jorge Junquera	☐	☐	3.	Advisory Vote on Executive Compensation.		☐	☐	☐
	1e. Teresita Loubriel	☐	☐			1 Year	2 Years	3 Years	Abstain

	1f. Néstor O. Rivera	☐	☐	4.	Advisory Vote on the Frequency of the Executive Compensation Advisory Vote.	☐	☐	☐	☐

	1g. Alan H. Schumacher	☐	☐	NOTE: Please see reverse side for proxy authority regarding uninstructed matters, and such other business as may properly come before the meeting or any adjournments or postponements thereof.
	1h. Brian J. Smith	☐	☐

	1i. Thomas W. Swidarski	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice of the 2015 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

M86783-P61858

EVERTEC, INC.

2015 Annual Meeting of Stockholders

May 29, 2015, 9:00 AM (AST)

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Morgan M. Schuessler, Jr. and Juan J. Román, or either of them, as proxies, each with the full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVERTEC, INC. that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders to be held at 9:00 AM, Atlantic Standard Time, on Friday, May 29, 2015, at the Condado Vanderbilt Hotel - Luchetti Meeting Room, 1055 Ashford Avenue, San Juan, Puerto Rico 00907, and any adjournment or postponement thereof.

The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2015 Annual Meeting of Stockholders, the Proxy Statement in connection with such meeting and the Annual Report is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 29, 2015.

Meeting Information
EVERTEC, INC.	Meeting Type:	Annual Meeting
	For holders as of:	March 31, 2015
Date: May 29, 2015 Time: 9:00 AM (AST)
Location: The Condado Vanderbilt Hotel
EVERTEC, INC. ROAD 176, KM 1.3. SAN JUAN, PUERTO RICO 00926	Luchetti Meeting Room 1055 Ashford Avenue San Juan, Puerto Rico 00907

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M86784-P61858

Before You Vote How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS          PROXY STATEMENT          ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 17, 2015 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M86785-P61858

Voting Items

The Board of Directors recommends you vote FOR all nominees in Proposal 1, FOR Proposals 2 and 3 and 1 year for Proposal 4:

1.	Election of Directors

	1a.	Frank G. D’Angelo

	1b.	Morgan M. Schuessler, Jr.

	1c.	Olga Botero

	1d.	Jorge Junquera

	1e.	Teresita Loubriel

	1f.	Néstor O. Rivera

	1g.	Alan H. Schumacher

	1h.	Brian J. Smith

	1i.	Thomas W. Swidarski

M86786-P61858

2.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

3.	Advisory Vote on Executive Compensation.

4.	Advisory Vote on the Frequency of the Executive Compensation Advisory Vote.

M86787-P61858